Filed pursuant to Rule 433(d) - Registration Statement No. 333-132109

Nomura Home Equity Loan, Inc.
Home Equity Loan Trust, Series 2006-FM2
Issuing Entity

Asset-Backed Certificates,
Series 2006-FM2

$672,099,000 (+/- 10%)
(Approximate)

Free Writing Prospectus
October 11, 2006

Nomura Home Equity Loan, Inc.
Depositor

Commission File Number: 333-132109

Recipients must read the information contained in the Information Statement on page 2. Do not use or rely on this information if you have not received or reviewed the Information Statement. If you have not received the Information Statement, call your Underwriter account representative for another copy. This Free Writing Prospectus supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in any subsequently distributed free writing prospectus. Each Underwriter is acting as an underwriter/placement agent and not as an agent for the Depositor in connection with the proposed transaction.

Nomura Home Equity Loan, Inc. (the “Depositor”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling 1-866-884-2071.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell such securities to you is conditioned on the mortgage loans and the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the Issuing Entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the Issuing Entity or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this free writing prospectus is inconsistent with any information in any free writing prospectus delivered in connection with this offering.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

INFORMATION STATEMENT

The information set forth herein (the “Free Writing Prospectus”), together with any accompanying information, may be based only on a statistical sample of Mortgage Loans (defined below) (the “Statistical Pool”) expected to be included in the trust along with other Mortgage Loans on the Closing Date (defined below). In addition, certain Mortgage Loans contained in the Statistical Pool may be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date (the “Final Pool”). The Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Statistical Pool will be larger than the Final Pool, and the aggregate principal balances of the Mortgage Loans in the Final Pool will be reduced from the Statistical Pool as described in this Free Writing Prospectus. Although Greenwich Capital Markets, Inc., Citigroup Global Markets Inc. and Goldman , Sachs & Co. believe the information with respect to the Statistical Pool will be representative of the Final Pool (except with respect to aggregate principal balance of the Mortgage Loans, as described above), the collateral characteristics of the Final Pool may nonetheless vary from the collateral characteristics of the Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

STRUCTURAL SUMMARY
Class	Initial Principal Balance ($)(1)	Coupon Type(3)	Coupon Index	WAL (year) (4) (5)	Principal Window (4) (5)	Expected Rating (S&P/Moody’s/Fitch/DBRS)(2)	Legal Final Maturity
I-A-1	542,999,000	Floating	1M LIBOR	Not offered hereby		AAA/Aaa/AAA/AAA	Jul-36
II-A-1	290,221,000	Floating	1M LIBOR	1.00	11/06 - 08/08	AAA/Aaa/AAA/AAA	Jul-36
II-A-2	42,538,000	Floating	1M LIBOR	2.00	08/08 - 01/09	AAA/Aaa/AAA/AAA	Jul-36
II-A-3	96,194,000	Floating	1M LIBOR	3.50	01/09 - 08/12	AAA/Aaa/AAA/AAA	Jul-36
II-A-4	12,701,000	Floating	1M LIBOR	5.82	08/12 - 08/12	AAA/Aaa/AAA/AAA	Jul-36
M-1	47,613,000	Floating	1M LIBOR	4.92	02/11 - 08/12	AA+/Aa1/AA+/AA (high)	Jul-36
M-2	43,169,000	Floating	1M LIBOR	4.58	09/10 - 08/12	AA+/Aa2/AA+/AA	Jul-36
M-3	26,663,000	Floating	1M LIBOR	4.42	07/10 - 08/12	AA/Aa3/AA/AA (low)	Jul-36
M-4	22,854,000	Floating	1M LIBOR	4.33	05/10 - 08/12	AA/A1/AA-/A (high)	Jul-36
M-5	21,584,000	Floating	1M LIBOR	4.27	04/10 - 08/12	AA-/A2/A+/A	Jul-36
M-6	19,680,000	Floating	1M LIBOR	4.22	03/10 - 08/12	A+/A3/A/A (low)	Jul-36
M-7	19,045,000	Floating	1M LIBOR	4.18	02/10 - 08/12	A/Baa1/A-/BBB (high)	Jul-36
M-8	16,506,000	Floating	1M LIBOR	4.15	01/10 - 08/12	BBB+/Baa2/BBB+/BBB	Jul-36
M-9	13,331,000	Floating	1M LIBOR	4.13	12/09 - 08/12	BBB/Baa3/BBB/BBB (low)	Jul-36
B-1	13,331,000	Floating	1M LIBOR	Not offered hereby		BBB-/Ba1/BBB-/BB (high)	Jul-36
B-2	12,697,000	Floating	1M LIBOR			BB+/Ba2/BB+/BB	Jul-36
Total	672,099,000

(1)   Approximate. Subject to a permitted variance of plus or minus 10%.

(2)   Final class sizes and ratings may vary and will be contingent on the Final Pool, excess spread and other structural attributes.

(3)   The pass-through rate for the Senior Certificates and Subordinate Certificates (each as defined herein) for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus the related certificate margin and (ii) the applicable Net Funds Cap (actual/360 accrual basis, 0 day delay). If the optional termination is not exercised on the first possible Distribution Date on which it is exercisable, the certificate margin for the Senior Certificates (as defined herein) will increase by 2.0x and the certificate margin for the Subordinate Certificates (as defined herein) will increase by 1.5x.

(4)   Run to 10% Optional Termination.

(5)   Run at 100% PPC which assumes: For adjustable rate Mortgage Loans, 10%-30% CPR from month 1 through and including month 12; 30% CPR from month 13 through and including month 23; 55% CPR from month 24 through and including month 28; and 35% CPR thereafter. For fixed rate Mortgage Loans, 5%-25% CPR from month 1 through and including month 12; and 25% CPR thereafter.

TRANSACTION SUMMARY

All dollar amounts, percentages and other numerical information contained herein are subject to a permitted variance of plus or minus 10%.

Issuing Entity:	Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-FM2

Cut-off Date:	October 1, 2006

Closing Date:	On or about October 31, 2006

Investor Settlement Date:	On or about October 31, 2006

Depositor:	Nomura Home Equity Loan, Inc.

Underwriters:
Greenwich Capital Markets, Inc. as lead manager (the “Lead Manager”), along with Citigroup Global Markets Inc. and Goldman, Sachs & Co. (each, a “Co-Manager”, together with the Lead Manager, the “Underwriters”) and one or more additional underwriters, if any, specified in any subsequent free writing prospectus or the final Prospectus Supplement.

Sponsor:
Nomura Credit & Capital, Inc. The Sponsor will be making customary loan-level representations and warranties to the Depositor pursuant to a purchase agreement to be entered into between the Sponsor and the Depositor.

Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.

Originator/Seller:	The originator of the Mortgage Loans is Fremont Investment & Loan.

Servicer:	Equity One, Inc.

Trustee:	HSBC Bank USA, National Association.

Custodian:	Wells Fargo Bank, N.A.

Credit Risk Manager:
Wells Fargo Bank, N.A., as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

Basis Risk Cap Agreement:
The Senior Certificates and Subordinate Certificates will have the benefit of an interest rate cap agreement (the “Basis Risk Cap Agreement”) provided by a cap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates (the “Basis Risk Cap Provider”) commencing on the Distribution Date in November 2006 and terminating after the Distribution Date in April 2007. See “Basis Risk Cap Agreement, Interest Rate Swap Agreement and Interest Rate Cap Agreement — The Basis Risk Cap Agreement” below.

Interest Rate Swap Agreement:
The Senior Certificates and Subordinate Certificates will have the benefit of an interest rate swap agreement (the “Interest Rate Swap Agreement”) provided by a swap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates (the “Swap Provider”) commencing on the Distribution Date in May 2007 and terminating after the Distribution Date in October 2011.

The Interest Rate Swap Agreement will be held through a supplemental interest trust (the “Supplemental Interest Trust”). The Trustee, as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”), will enter into the Interest Rate Swap Agreement with the Swap Provider. See “Basis Risk Cap Agreement, Interest Rate Swap Agreement and Interest Rate Cap Agreement — The Interest Rate Swap Agreement” below.

Interest Rate Cap Agreement:
The Senior Certificates and Subordinate Certificates will have the benefit of an interest rate cap agreement (the “Interest Rate Cap Agreement”) provided by a cap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates (the “Cap Provider”) commencing on the Distribution Date in June 2008 and terminating after the Distribution Date in October 2011.

The Trustee as cap trustee (the “Cap Trustee”), will enter into the Interest Rate Cap Agreement with the Cap Provider. The Cap Trustee will appoint Wells Fargo Bank, N.A. as the cap securities administrator (the “Cap Securities Administrator”) to receive and distribute funds received in respect of the Interest Rate Cap Agreement.

Any payments received by the Cap Securities Administrator pursuant to the Interest Rate Cap Agreement will be deposited into a segregated trust account established on the Closing Date (the “Cap Account”). Amounts deposited into the Cap Account, if any, will be available for distribution to the Senior Certificates and Subordinate Certificates. See “Basis Risk Cap Agreement, Interest Rate Swap Agreement and Interest Rate Cap Agreement —The Interest Rate Cap Agreement” below.

Type of Offering:	The Offered Certificates will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.

Minimum Denomination:	For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof.

Record Date:
For each class of Offered Certificates, and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form (otherwise, the last business day of the month preceding the month in which such Distribution Date occurs).

Distribution Date:	The 25th day of each calendar month beginning in November 2006, or if such day is not a business day, then the following business day.

Last Scheduled Distribution Date:
The Distribution Date in July 2036 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by such date.

Mortgage Pool:
The Mortgage Pool will contain approximately 5,885 conventional, one-to-four family fixed-rate and adjustable-rate mortgage loans secured by first or second liens on residential real properties (the “Mortgage Loans”). The Mortgage Loans have been divided into two loan groups which we sometimes refer to as the Group I Mortgage Loans and the Group II Mortgage Loans.

For additional information regarding the Mortgage Loans, please refer to the accompanying collateral tables contained at the end of this Free Writing Prospectus.

Certificate Designations:
Class I-A-1 Certificates (the “Group I Certificates”). While the Class I-A-1 Certificates shall be offered by the prospectus supplement to be filed on or about the Closing Date in connection with this transaction, such class is not offered pursuant to this Free Writing Prospectus.

Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (the “Group II Certificates” and together with the Group I Certificates, the “Senior Certificates”).

Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (collectively, the “Mezzanine Certificates”).

Only the Senior Certificates and the Mezzanine Certificates will be publicly offered (collectively, the “Offered Certificates”).

Additional Classes:
The Class B-1 Certificates and Class B-2 Certificates (collectively, the “Privately Offered Certificates”, together with the Mezzanine Certificates, the “Subordinate Certificates”), and the Class P Certificates, Class X Certificates and one or more classes of noneconomic residual certificates (the “Residual Certificates”) will not be publicly offered. Any information with regard to those classes is only provided to enhance the understanding of the Offered Certificates. The Privately Offered Certificates are subordinate to the Offered Certificates.

Due Period:
With respect to any Distribution Date, the second day of the calendar month preceding the month in which such Distribution Date occurs through the first of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, the 16th of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 15th of the month in which such Distribution Date occurs.

Interest Accrual Period:
The Interest Accrual Period for the Offered Certificates and the Privately Offered Certificates and any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. Calculations of interest on the Offered Certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) in the trust fund and thereby effect early retirement of the certificates if on such Distribution Date the outstanding aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Taxation - REMIC:
For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Offered Certificates and the Privately Offered Certificates (exclusive of any right to receive payments from the Basis Risk Shortfall reserve account, the Supplemental Interest Trust or the Cap Account, or the obligation to make payments to the Supplemental Interest Trust) will represent beneficial ownership of “regular interests” in the related REMIC.

Each Residual Certificate will represent the beneficial ownership of “residual interests” in one or more related REMICs.

Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.

Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Fitch Ratings (“Fitch”) and Dominion Bond Rating Service (“DBRS”) with the ratings indicated in the table on page 3 of this Free Writing Prospectus.

Credit Enhancement Structure:	Senior/subordination, excess spread, overcollateralization and cross-collateralization.

ERISA Eligibility:
It is anticipated that the Offered Certificates may be purchased by plans subject to ERISA or section 4975 of the Code. However, for so long as the Interest Rate Swap Agreement is in effect, prospective plan purchasers must be eligible under one or more investor-based exemptions. Prospective purchasers should consult their own counsel.

SMMEA:	The Offered Certificates will not be SMMEA eligible.

CREDIT ENHANCEMENT AND RELATED DEFINITIONS

Overcollateralization— The Group I Mortgage Loans and Group II Mortgage Loans bear interest each month in an amount that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates entitled to payment of interest and certain related trust expenses. This excess interest will be applied to pay principal on the certificates entitled to payment of principal in order to create and maintain the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Group I Mortgage Loans and Group II Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Group I Mortgage Loans and Group II Mortgage Loans to create and maintain the required level of overcollateralization or to absorb losses on the Group I Mortgage Loans and Group II Mortgage Loans.

Subordination and Allocation of Losses— The Senior Certificates will have a payment priority over the Subordinate Certificates. Each class of Subordinate Certificates will be subordinate to each other class of Subordinate Certificates with a lower payment priority. Losses on the Mortgage Loans, to the extent they exceed the amount of excess interest, overcollateralization and payments received from the Swap Provider in respect of the Interest Rate Swap Agreement or the Cap Provider in respect of the Interest Rate Cap Agreement, will be allocated to the Subordinate Certificates, in the reverse order of their priority of payment, until the certificate principal balance of each such class has been reduced to zero.

Realized losses will not be allocated to the Senior Certificates. Investors in the Senior Certificates should note, however, that although realized losses cannot be allocated to such certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Senior Certificates all principal and interest amounts to which they are then entitled.

Cross-collateralization— In certain limited circumstances, principal and interest collected from either the Group I Mortgage Loans or Group II Mortgage Loans may be used to pay principal or interest, or both, to the Senior Certificates unrelated to that loan group.

Aggregate Loan Balance — With respect to the Mortgage Loans and any Distribution Date, the aggregate of the stated principal balances of the Mortgage Loans as of the last day of the related Due Period.

Initial Overcollateralization Amount— As of the Closing Date, the Overcollateralization Amount will be approximately 2.25% of the Aggregate Loan Balance as of the Cut-off Date.

Overcollateralization Amount— For any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount).

Targeted Overcollateralization Amount— With respect to any Distribution Date prior to the Stepdown Date, approximately 2.25% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) approximately 4.50% of the Aggregate Loan Balance for such Distribution Date, or (b) approximately 0.50% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Stepdown Date— The later to occur of (x) the Distribution Date in November 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Offered Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 44.90%.

Credit Enhancement Percentage
Class	Percent (%)	Approximate Expected Initial Credit Enhancement*(%)	Approximate Expected Target Credit Enhancement** (%)
Senior	77.55	22.45	44.90
M-1	3.75	18.70	37.40
M-2	3.40	15.30	30.60
M-3	2.10	13.20	26.40
M-4	1.80	11.40	22.80
M-5	1.70	9.70	19.40
M-6	1.55	8.15	16.30
M-7	1.50	6.65	13.30
M-8	1.30	5.35	10.70
M-9	1.05	4.30	8.60
B-1	1.05	3.25	6.50
B-2	1.00	2.25	4.50
* Prior to the Stepdown Date, based on the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.
** After the Stepdown Date, based on the aggregate loan balance of the Mortgage Loans as of such date of determination.

Trigger Events — A Trigger Event will occur for any Distribution Date if either (i) the Delinquency Rate as of the last day of the related Due Period exceeds 35.63% of the Senior Enhancement Percentage (as defined below) for such Distribution Date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
November 2009 - October 2010	3.45%*
November 2010 - October 2011	5.40%*
November 2011 - October 2012	6.95%*
November 2012 and thereafter	7.80%

*The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Senior Enhancement Percentage— With respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates and the Overcollateralization Amount, in case after giving effect to payments on such Distribution Date, and the denominator of which is the Aggregate Loan Balance for such Distribution Date.

Delinquency Rate— With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of all Mortgage Loans as of the close of business on the last day of such month.

BASIS RISK CAP AGREEMENT, INTEREST RATE SWAP AGREEMENT AND INTEREST RATE CAP AGREEMENT

Basis Risk Cap Agreement— Pursuant to the Basis Risk Cap Agreement, the Basis Risk Cap Provider will pay the Securities Administrator for deposit into the Basis Risk Shortfall reserve fund and for the benefit of the Senior Certificates and Subordinate Certificates an amount equal to the product of: (1) the excess, if any, of One-Month LIBOR over a specified strike rate (subject to a maximum of 11.00%) for the related Distribution Date; (2) the scheduled notional amount set forth on Annex A for the related Distribution Date; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Any amounts received by the Securities Administrator in respect of the Basis Risk Cap Agreement will be withdrawn from the Basis Risk Shortfall reserve fund on the related Distribution Date and distributed to the Senior Certificates and Subordinate Certificates to the extent of any Basis Risk Shortfalls on the related certificates, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date.

Interest Rate Swap Agreement— Pursuant to the Interest Rate Swap Agreement, on each Distribution Date during the term of the Interest Rate Swap Agreement (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to, but excluding, the first Distribution Date divided by 360) of the product of (a) 5.25% per annum and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates and Subordinate Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the Interest Accrual Period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”). The Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement is set forth in this Free Writing Prospectus in Annex B.

A net payment will be required to be made on each Distribution Date during the term of the Interest Rate Swap Agreement (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider to the extent that the Fixed Swap Payment exceeds the corresponding Floating Swap Payment, or (b) by the Swap Provider to the Securities Administrator, to the extent the Floating Swap Payment exceeds the corresponding Fixed Rate Payment. Any such Net Swap Payment will be deposited into the Supplemental Interest Trust and will be available for distribution as set forth below.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator or the Swap Provider may be liable to make a swap termination payment (a “Swap Termination Payment”) to the other party (regardless of which party has caused the termination) in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event the Securities Administrator is required to make a Swap Termination Payment, the trust will be required to make a payment to the Securities Administrator in the same amount, which amount will be paid by the trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Senior Certificates and Subordinate Certificates, except for certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider, for which payments by the trust to the Securities Administrator will be subordinated to all distributions to the Senior Certificates and Subordinate Certificates.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

•                  Any Net Swap Payment payable to the Securities Administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date as follows:

(1)
to the Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(2)
to the Subordinate Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(3)
to the Subordinate Certificates, in the order of the payment priority for each such class, any applicable deferred amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of deferred amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(4)
to the holders of the class or classes of Senior Certificates and Subordinate Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to clause (1)(A) under “Distribution of Monthly Excess Casfhlow”;

(5)
to the Senior Certificates and Subordinate Certificates, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall reserve fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date; and

(6)	to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of losses and basis risk shortfalls.

Interest Rate Cap Agreement— Pursuant to the Interest Rate Cap Agreement, on each Distribution Date during the term of the Interest Rate Cap Agreement the Cap Provider will be obligated to make a payment to the Cap Trust for the benefit of the holders of the Senior Certificates and Subordinate Certificates (the “Cap Payment”) calculated at a rate equal to the product of (a) the excess, if any, of One-Month LIBOR (as determined pursuant to the Interest Rate Cap Agreement and subject to a maximum of 9.50%) over 5.25%, (b) the scheduled cap notional amount set forth in the Interest Rate Cap Agreement for such Distribution Date (the “Scheduled Cap Notional Amount”) and (c) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. The Scheduled Cap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Cap Agreement is set forth in this Free Writing Prospectus in Annex C.

The Cap Trustee will appoint the Cap Securities Administrator to receive for deposit into the Cap Account any amounts received by the Cap Provider pursuant to the Interest Rate Cap Agreement.

•                  Any amounts received and deposited into the Cap Account will be distributed on the related Distribution Date as follows:

(1)
to the Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest” and clause (1) under “Interest Rate Swap Agreement”;

(2)
to the Subordinate Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest” and clause (2) under “Interest Rate Swap Agreement”;

(3)
to the Subordinate Certificates, in the order of the payment priority for each such class, any applicable deferred amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of deferred amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date and after giving effect to distributions made pursuant to clause (3) under “Interest Rate Swap Agreement”;

(4)
to the holders of the class or classes of Senior Certificates and Subordinate Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to clause (1)(A) under “Distribution of Monthly Excess Cashflow” and clause (4) under “Interest Rate Swap Agreement”;

(5)
to the Senior Certificates and Subordinate Certificates, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall reserve fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date and after giving effect to distributions made pursuant to clause (5) under “Interest Rate Swap Agreement”; and

(6)	to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of losses and basis risk shortfalls.

DISTRIBUTIONS

The following terms are given the meanings shown below to help describe the cashflows on the Certificates:

Basis Risk Shortfall — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the sum of: (1) the excess, if any, of the related Current Interest (calculated without regard to the applicable Net Funds Cap) over the related Current Interest (as it may have been limited by the applicable Net Funds Cap) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the lesser of (x) One-Month LIBOR plus the applicable certificate margin and (y) the applicable Maximum Interest Rate.

Carryforward Interest — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for that class of certificates for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

Current Interest— With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related Certificate Principal Balance during the related Interest Accrual Period; provided, that as to each class of Senior Certificates and Subordinate Certificates, the Current Interest will be reduced by a pro rata portion of any net interest shortfalls to the extent not covered by excess interest.

Group I Excess Interest Amount— With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under “Distribution of Monthly Excess Cashflow” and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group II Excess Interest Amount — With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under “Distribution of Monthly Excess Cashflow” and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Maximum Interest Rate— With respect to any Distribution Date and the related Interest Accrual Period, an annual rate equal to the weighted average of the maximum mortgage rates of the adjustable rate Mortgage Loans and the mortgage rates of the fixed rate Mortgage Loans in the related loan group as stated in the related mortgage notes minus the weighted average expense rate of the Mortgage Loans in the related loan group. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Net Funds Cap— With respect to any Distribution Date and the Group I Certificates, a per annum rate equal to  the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the related Optimal Interest Remittance Amount for such Distribution Date and the denominator of which is the outstanding aggregate stated principal balance of the Group I Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) the Group I Allocation Percentage of any Net Swap Payment payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate stated principal balance of the Group I Mortgage Loans for the immediately preceding Distribution Date and (2) the Group I Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate stated principal balance of the Group I Mortgage Loans for the immediately preceding Distribution Date and (II) 12.

With respect to any Distribution Date and the Group II Certificates, a per annum rate equal to  the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the related Optimal Interest Remittance Amount for such Distribution Date and the denominator of which is the outstanding aggregate stated principal balance of the Group II Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate stated principal balance of the Group II Mortgage Loans for the immediately preceding Distribution Date and (2) the Group II Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate stated principal balance of the Group II Mortgage Loans for the immediately preceding Distribution Date and (II) 12.

With respect to the Subordinate Certificates, a per annum rate equal to the weighted average (weighted on the basis of the results of subtracting from the outstanding aggregate stated principal balance of each loan group the current aggregate Certificate Principal Balance of the related Senior Certificates) of the Net Funds Cap for the Group I Certificates and the Net Funds Cap for the Group II Certificates.

In all cases, the Net Funds Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Interest Remittance Amount— With respect to any Distribution Date and each loan group an amount generally equal to (A) the sum, without duplication, of (1) scheduled interest payments (other than Payaheads) and advances on the related Mortgage Loans, (2) the interest portion of Payaheads with respect to the related Mortgage Loans previously received and intended for application in the related Due Period, (3) the interest portion of all prepayments in full (other than prepayment interest excess payable to the Servicer, if any) and partial prepayments received on the related Mortgage Loans during the related Prepayment Period, (4) all Compensating Interest, (5) the portion of any substitution adjustment amount and purchase price paid in connection with a repurchase of any Mortgage Loan allocable to interest or the exercise of the optional termination, up to the amount of the interest portion of the par value of the related Mortgage Loans, and (6) Liquidation Proceeds and Subsequent Recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the related Mortgage Loans during the related Due Period, to the extent allocable to interest, minus (B) amounts reimbursable to the Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Custodian and the Credit Risk Manager, allocated to the respective loan group as provided in the pooling and servicing agreement.

Optimal Interest Remittance Amount— With respect to any Distribution Date and (A) the Senior Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans in the related loan group as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans in the related loan group for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans in the related loan group or were not taken into account in computing the expense fee rate, and (B) the Subordinate Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the expense fee rate.

Distributions of Interest

The pass-through rates for the Senior Certificates and Subordinate Certificates are described on page 3 of this Free Writing Prospectus. With respect to the Senior Certificates and Subordinate Certificates, One-Month LIBOR shall be determined by the Securities Administrator on the second LIBOR business day preceding the commencement of each Interest Accrual Period except with respect to the first Interest Accrual Period for which the Lead Manager will determine One-Month LIBOR on or about October 27, 2006.

The amount of interest payable on each Distribution Date in respect of each class of Senior Certificates and Subordinate Certificates will equal the sum of (1) Current Interest for such class on such Distribution Date and (2) any Carryforward Interest for such class and such Distribution Date.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall (described above) exists for any class of Senior Certificates and Subordinate Certificates, such class will be entitled to the amount of such Basis Risk Shortfall as described under “Distribution of Monthly Excess Cashflow” below and from available amounts on deposit in the Basis Risk Shortfall reserve fund.

•                  On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be paid in the following order of priority:

(1)
from the Interest Remittance Amount for the Group I Mortgage Loans and the Group II Mortgage Loans, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any Net Swap Payment and any Swap Termination Payment paid to the Supplemental Interest Trust and owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee.

(2)
from the Interest Remittance Amount for the Group I Mortgage Loans and the Group II Mortgage Loans remaining after payments pursuant to clause (1) above, to the Senior Certificates, pro rata based on amounts due, Current Interest and Carryforward Interest for such Distribution Date, provided that:

(a)
the Interest Remittance Amount for the Group I Mortgage Loans will be distributed in the following order of priority: (x) first, to the Class I-A-1 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date; and then (y) concurrently, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, Current Interest and Carryforward Interest for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class, after taking into account the distribution of the Interest Remittance Amount for the Group II Mortgage Loans on such Distribution Date; and

(b)
the Interest Remittance Amount for the Group II Mortgage Loans will be distributed in the following order of priority: (x) first, concurrently to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class; and then (y) to the Class I-A-1 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date, after taking into account the distribution of the Interest Remittance Amount for the Group I Mortgage Loans on such Distribution Date;

(3)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) and (2) above, to the Class M-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(4)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (3) above, to the Class M-2 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(5)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (4) above, to the Class M-3 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(6)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (5) above, to the Class M-4 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(7)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (6) above, to the Class M-5 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(8)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (7) above, to the Class M-6 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(9)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (8) above, to the Class M-7 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(10)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (9) above, to the Class M-8 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(11)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (10) above, to the Class M-9 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(12)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (11) above, to the Class B-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(13)
first, from the Interest Remittance Amount for the Group II Mortgage Loans, and then from the Interest Remittance Amount for the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (12) above, to the Class B-2 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date; and

(14)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (13) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

Principal Remittance Amount— With respect to each Distribution Date and each loan group, the Principal Remittance Amount is equal to the sum of (i) the scheduled principal payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans; and (iv) the principal portion of Payaheads previously received on the Mortgage Loans and intended for application in the related Due Period, less (v) amounts payable or reimbursable to the Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Custodian or the Credit Risk Manager allocated to the respective loan group as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

Overcollateralization Release Amount— With respect to any Distribution Date, will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Group I Allocation Amount — With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group I Allocation Percentage— With respect to any Distribution Date, the Aggregate Loan Group Balance of the Group I Mortgage Loans divided by the Aggregate Loan Balance of the Mortgage Loans.

Group II Allocation Amount — With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group II Allocation Percentage— With respect to any Distribution Date, the Aggregate Loan Group Balance of the Group II Mortgage Loans divided by the Aggregate Loan Balance of the Mortgage Loans.

Principal Payment Amount— With respect to any Distribution Date will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Senior Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the Certificate Principal Balances of the Senior Certificates immediately prior to such Distribution Date exceed (y) the lesser of (A) the product of (i) approximately 55.10% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class B-1 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and the Mezzanine Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 93.50% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class B-2 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, the Mezzanine Certificates and the Class B-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 95.50% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-1 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 62.60% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-2 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 69.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-3 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1 and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 73.60% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-4 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 77.20% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-5 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 80.60% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-6 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 83.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-7 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 86.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-8 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 89.30% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-9 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 91.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Distributions of Principal

The Principal Payment Amount will be paid on each Distribution Date as follows:

(1)	On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

A)
to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (as defined in the ISDA Master Agreement and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)
(i)            from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clause (A) above, to the Class I-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(ii)
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clause (A) above, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

C)
(i)            from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal  Balance of the Class I-A-1 Certificates has been reduced to zero, sequentially, to the Class  II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, after taking  into account payments pursuant to clause 1(B)(ii) above, until the Certificate Principal  Balance of each such class has been reduced to zero;

(ii)
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal Balances of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates have been reduced to zero, to the Class I-A-1 Certificates, after taking into account payments pursuant to clause 1(B)(i) above, until its Certificate Principal Balance has been reduced to zero;

D)	to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

E)	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

F)	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

G)	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

H)	to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

I)	to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;

J)	to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;

K)	to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;

L)	to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;

M)	to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

N)	to the Class B-2 Certificates, until its Certificate Principal Balance has been reduced to zero; and

O)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses 1(A) through 1(N) above.

(2)
On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

A)
to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (as defined in the ISDA Master Agreement and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)
(i)            from the Principal Payment Amount derived from the Group I Mortgage Loans remaining   after payments pursuant to clause (A) above, to the Class I-A-1 Certificates, the Group I  Allocation Amount until its Certificate Principal Balance has been reduced to zero;

(ii)
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clause (A) above, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, the Group II Allocation Amount until the Certificate Principal Balance of each such class has been reduced to zero;

C)
(i)            from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal Balance of the Class I-A-1 Certificates has been reduced to zero, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, up to the Group II Allocation Amount remaining unpaid, after taking into account payments pursuant to clause 2(B)(ii) above, until the Certificate Principal Balance of each such class has been reduced to zero;

(ii)
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal Balances of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates have been reduced to zero, to the Class I-A-1 Certificates, up to the Group I Allocation Amount remaining unpaid, after taking into account payments pursuant to clause 2(B)(i) above, until its Certificate Principal Balance has been reduced to zero;

D)	to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

E)	to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

F)	to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

G)	to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

H)	to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

I)	to the Class M-6 Certificates, the Class M-6 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

J)	to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

K)	to the Class M-8 Certificates, the Class M-8 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

L)	to the Class M-9 Certificates, the Class M-9 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

M)	to the Class B-1 Certificates, the Class B-1 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

N)	to the Class B-2 Certificates, the Class B-2 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero; and

O)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses 2(A) through 2(N) above.

The foregoing notwithstanding, on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, distributions to the Group II Certificates will be allocated to each class of Group II Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Distribution of Monthly Excess Cashflow

On each Distribution Date, monthly excess cashflow will be distributed in the following order of priority:

(1)
A)      until the aggregate Certificate Principal Balance of the Senior Certificates and the Subordinate Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Senior Certificates and Subordinate Certificates, in the following order of priority:

i.
(a) the Group I Excess Interest Amount in the following order of priority: (x) first, to the Class I-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero, and then (y) sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, after taking into account the distribution of the Group II Excess Interest Amount, until the Certificate Principal Balance of each such class has been reduced to zero;

(b) the Group II Excess Interest Amount in the following order of priority: (x) first, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero, and then (y) to the Class I-A-1 Certificates, after taking into account the distribution of the Group I Excess Interest Amount, until its Certificate Principal Balance has been reduced to zero;

ii.	to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

iii.	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

iv.	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

v.	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

vi.	to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

vii.	to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;

viii.	to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;

ix.	to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;

x.	to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;

xi.	to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

xii.	to the Class B-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

B)
on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause 2 under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

(2)	to the Class M-1 Certificates, any deferred amount for such class, with interest thereon at the applicable pass-through rate;

(3)	to the Class M-2 Certificates, any deferred amount for such class, with interest thereon at the applicable pass-through rate;

(4)	to the Class M-3 Certificates, any deferred amount for such class, with interest thereon at the applicable pass-through rate;

(5)	to the Class M-4 Certificates, any deferred amount for such class, with interest thereon at the applicable pass-through rate;

(6)	to the Class M-5 Certificates, any deferred amount for such class, with interest thereon at the applicable pass-through rate;

(7)	to the Class M-6 Certificates, any deferred amount for such class, with interest thereon at the applicable pass-through rate;

(8)	to the Class M-7 Certificates, any deferred amount for such class, with interest thereon at the applicable pass-through rate;

(9)	to the Class M-8 Certificates, any deferred amount for such class, with interest thereon at the applicable pass-through rate;

(10)	to the Class M-9 Certificates, any deferred amount for such class, with interest thereon at the applicable pass-through rate;

(11)	to the Class B-1 Certificates, any deferred amount for such class, with interest thereon at the applicable pass-through rate;

(12)	to the Class B-2 Certificates, any deferred amount for such class, with interest thereon at the applicable pass-through rate;

(13)
to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

(14)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-1 Certificates, any Basis Risk Shortfall for such class;

(15)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-2 Certificates, any Basis Risk Shortfall for such class;

(16)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-3 Certificates, any Basis Risk Shortfall for such class;

(17)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-4 Certificates, any Basis Risk Shortfall for such class;

(18)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-5 Certificates, any Basis Risk Shortfall for such class;

(19)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-6 Certificates, any Basis Risk Shortfall for such class;

(20)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-7 Certificates, any Basis Risk Shortfall for such class;

(21)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-8 Certificates, any Basis Risk Shortfall for such class;

(22)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-9 Certificates, any Basis Risk Shortfall for such class;

(23)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class B-1 Certificates, any Basis Risk Shortfall for such class;

(24)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class B-2 Certificates, any Basis Risk Shortfall for such class;

(25)
to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

(26)	to the Class X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

(27)	to the Residual Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Residual Certificates under this clause (27).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (24) above on any Distribution Date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement, Interest Rate Cap Agreement and Basis Risk Cap Agreement.

ANNEX A

The scheduled notional amount and strike rate for each Distribution Date during the term of the Basis Risk Cap Agreement will be the related notional amount and strike rate set forth below.

Distribution Date	Scheduled Basis Risk Cap Agreement Notional Amount ($) (subject to a permitted variance of plus or minus 10%)	Strike Rate (subject to a permitted variance of plus or minus 10%)
November 2006	1,241,126,000	9.551700
December 2006	1,219,962,530	7.960260
January 2007	1,196,859,398	7.703980
February 2007	1,171,893,590	7.704510
March 2007	1,145,145,094	8.530590
April 2007	1,116,703,581	7.705610
May 2007 and thereafter	0	N/A

ANNEX B

The Scheduled Swap Notional Amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.

Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
November 2006	0
December 2006	0
January 2007	0
February 2007	0
March 2007	0
April 2007	0
May 2007	1,002,021,000
June 2007	954,255,000
July 2007	908,034,000
August 2007	864,000,000
September 2007	822,048,000
October 2007	782,080,000
November 2007	744,000,000
December 2007	707,720,000
January 2008	673,153,000
February 2008	640,219,000
March 2008	608,839,000
April 2008	578,941,000
May 2008	550,454,000
June 2008	125,955,000
July 2008	120,347,000
August 2008	115,052,000
September 2008	110,044,000
October 2008	105,301,000
November 2008	100,965,000
December 2008	96,944,000
January 2009	93,083,000
February 2009	89,378,000
March 2009	85,821,000
April 2009	82,406,000
May 2009	79,128,000
June 2009	73,880,000
July 2009	70,986,000
August 2009	68,205,000
September 2009	65,533,000
October 2009	62,965,000
November 2009	60,498,000
December 2009	58,127,000
January 2010	55,849,000
February 2010	53,660,000
March 2010	51,556,000
April 2010	49,535,000
May 2010	47,592,000
June 2010	45,726,000
July 2010	43,932,000
August 2010	42,209,000
September 2010	40,553,000
October 2010	38,962,000
November 2010	37,433,000
December 2010	35,964,000
January 2011	34,552,000
February 2011	33,196,000
March 2011	31,892,000
April 2011	30,640,000
May 2011	29,381,000
June 2011	28,228,000
July 2011	27,120,000
August 2011	26,055,000
September 2011	25,032,000
October 2011	24,049,000
November 2011 and thereafter	0

ANNEX C

The Scheduled Cap Notional Amount for each Distribution Date during the term of the Interest Rate Cap Agreement will be the related notional amount set forth below.

Distribution Date	Scheduled Cap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
November 2006	0
December 2006	0
January 2007	0
February 2007	0
March 2007	0
April 2007	0
May 2007	0
June 2007	0
July 2007	0
August 2007	0
September 2007	0
October 2007	0
November 2007	0
December 2007	0
January 2008	0
February 2008	0
March 2008	0
April 2008	0
May 2008	0
June 2008	383,085,000
July 2008	332,251,000
August 2008	287,749,000
September 2008	248,791,000
October 2008	214,684,000
November 2008	199,889,000
December 2008	186,974,000
January 2009	174,802,000
February 2009	163,323,000
March 2009	152,498,000
April 2009	142,290,000
May 2009	132,664,000
June 2009	125,686,000
July 2009	116,998,000
August 2009	108,804,000
September 2009	101,077,000
October 2009	93,789,000
November 2009	86,915,000
December 2009	89,286,000
January 2010	91,564,000
February 2010	90,335,000
March 2010	85,235,000
April 2010	80,201,000
May 2010	75,363,000
June 2010	70,797,000
July 2010	66,491,000
August 2010	62,429,000
September 2010	58,597,000
October 2010	54,981,000
November 2010	51,570,000
December 2010	48,352,000
January 2011	45,316,000
February 2011	42,451,000
March 2011	39,748,000
April 2011	37,197,000
May 2011	34,846,000
June 2011	32,572,000
July 2011	30,423,000
August 2011	28,394,000
September 2011	26,480,000
October 2011	24,673,000
November 2011 and thereafter	0

Weighted Average Life to Call
		60% PPC	80% PPC	100% PPC	120% PPC	140% PPC
I-A-1	WAL	3.41	2.49	1.83	1.32	1.13
	Mod Durn	2.88	2.19	1.66	1.24	1.07
	Principal Window	Nov06 - Feb17	Nov06 - May14	Nov06 - Aug12	Nov06 - Oct09	Nov06 - Mar09
	Principal # Months	124	91	70	36	29
II-A-1	WAL	1.55	1.20	1.00	0.86	0.74
	Mod Durn	1.46	1.14	0.95	0.82	0.71
	Principal Window	Nov06 - Jan10	Nov06 - Feb09	Nov06 - Aug08	Nov06 - Jun08	Nov06 - Apr08
	Principal # Months	39	28	22	20	18
II-A-2	WAL	3.96	2.59	2.00	1.73	1.59
	Mod Durn	3.51	2.39	1.87	1.63	1.50
	Principal Window	Jan10 - Jul11	Feb09 - Sep09	Aug08 - Jan09	Jun08 - Aug08	Apr08 - Jun08
	Principal # Months	19	8	6	3	3
II-A-3	WAL	7.55	5.42	3.50	2.21	1.85
	Mod Durn	6.04	4.58	3.10	2.05	1.74
	Principal Window	Jul11 - Feb17	Sep09 - May14	Jan09 - Aug12	Aug08 - Jul09	Jun08 - Jan09
	Principal # Months	68	57	44	12	8
II-A-4	WAL	10.32	7.57	5.82	2.85	2.28
	Mod Durn	7.74	6.09	4.91	2.60	2.11
	Principal Window	Feb17 - Feb17	May14 - May14	Aug12 - Aug12	Jul09 - Oct09	Jan09 - Feb09
	Principal # Months	1	1	1	4	2
M-1	WAL	6.72	5.16	4.92	4.46	2.53
	Mod Durn	5.41	4.37	4.24	3.89	2.33
	Principal Window	Dec09 - Feb17	May10 - May14	Feb11 - Aug12	Oct09 - Jun11	Mar09 - Jun09
	Principal # Months	87	49	19	21	4
M-2	WAL	6.72	5.10	4.58	4.65	2.86
	Mod Durn	5.40	4.32	3.97	4.04	2.61
	Principal Window	Dec09 - Feb17	Mar10 - May14	Sep10 - Aug12	Jun11 - Jun11	Jun09 - Jul10
	Principal # Months	87	51	24	1	14
M-3	WAL	6.72	5.07	4.42	4.52	3.74
	Mod Durn	5.39	4.29	3.84	3.93	3.32
	Principal Window	Dec09 - Feb17	Feb10 - May14	Jul10 - Aug12	Jan11 - Jun11	Jul10 - Jul10
	Principal # Months	87	52	26	6	1
M-4	WAL	6.72	5.05	4.33	4.24	3.74
	Mod Durn	5.38	4.27	3.76	3.72	3.32
	Principal Window	Dec09 - Feb17	Feb10 - May14	May10 - Aug12	Oct10 - Jun11	Jul10 - Jul10
	Principal # Months	87	52	28	9	1
M-5	WAL	6.72	5.03	4.27	4.07	3.74
	Mod Durn	5.38	4.25	3.72	3.58	3.32
	Principal Window	Dec09 - Feb17	Jan10 - May14	Apr10 - Aug12	Jul10 - Jun11	Jul10 - Jul10
	Principal # Months	87	53	29	12	1
M-6	WAL	6.72	5.03	4.22	3.93	3.74
	Mod Durn	5.37	4.24	3.67	3.46	3.31
	Principal Window	Dec09 - Feb17	Dec09 - May14	Mar10 - Aug12	May10 - Jun11	Jul10 - Jul10
	Principal # Months	87	54	30	14	1
M-7	WAL	6.72	5.01	4.18	3.83	3.74
	Mod Durn	5.30	4.18	3.61	3.35	3.29
	Principal Window	Dec09 - Feb17	Dec09 - May14	Feb10 - Aug12	Apr10 - Jun11	Jul10 - Jul10
	Principal # Months	87	54	31	15	1
M-8	WAL	6.72	5.01	4.15	3.76	3.67
	Mod Durn	5.25	4.15	3.56	3.28	3.22
	Principal Window	Dec09 - Feb17	Dec09 - May14	Jan10 - Aug12	Mar10 - Jun11	May10 - Jul10
	Principal # Months	87	54	32	16	3
M-9	WAL	6.72	5.01	4.13	3.69	3.55
	Mod Durn	5.02	4.01	3.44	3.15	3.05
	Principal Window	Dec09 - Feb17	Nov09 - May14	Dec09 - Aug12	Feb10 - Jun11	Mar10 - Jul10
	Principal # Months	87	55	33	17	5

Weighted Average Life to Maturity
		60% PPC	80% PPC	100% PPC	120% PPC	140% PPC
I-A-1	WAL	3.72	2.73	2.02	1.32	1.13
	Mod Durn	3.02	2.33	1.79	1.24	1.07
	Principal Window	Nov06 - Sep29	Nov06 - May24	Nov06 - Aug20	Nov06 - Oct09	Nov06 - Mar09
	Principal # Months	275	211	166	36	29
II-A-1	WAL	1.55	1.2	1.00	0.86	0.74
	Mod Durn	1.46	1.14	0.95	0.82	0.71
	Principal Window	Nov06 - Jan10	Nov06 - Feb09	Nov06 - Aug08	Nov06 - Jun08	Nov06 - Apr08
	Principal # Months	39	28	22	20	18
II-A-2	WAL	3.96	2.59	2.00	1.73	1.59
	Mod Durn	3.51	2.39	1.87	1.63	1.50
	Principal Window	Jan10 - Jul11	Feb09 - Sep09	Aug08 - Jan09	Jun08 - Aug08	Apr08 - Jun08
	Principal # Months	19	8	6	3	3
II-A-3	WAL	7.83	5.62	3.65	2.21	1.85
	Mod Durn	6.18	4.71	3.20	2.05	1.74
	Principal Window	Jul11 - Sep20	Sep09 - Jan17	Jan09 - Aug14	Aug08 - Jul09	Jun08 - Jan09
	Principal # Months	111	89	68	12	8
II-A-4	WAL	17.17	12.66	9.69	2.85	2.28
	Mod Durn	10.82	8.90	7.35	2.60	2.11
	Principal Window	Sep20 - Oct28	Jan17 - Apr23	Aug14 - Jun19	Jul09 - Oct09	Jan09 - Feb09
	Principal # Months	98	76	59	4	2
M-1	WAL	7.49	5.74	5.38	7.24	2.53
	Mod Durn	5.77	4.70	4.54	5.79	2.33
	Principal Window	Dec09 - Aug26	May10 - Sep21	Feb11 - May18	Oct09 - Dec17	Mar09 - Jun09
	Principal # Months	201	137	88	99	4
M-2	WAL	7.47	5.66	5.03	5.52	2.91
	Mod Durn	5.75	4.64	4.26	4.66	2.64
	Principal Window	Dec09 - Nov25	Mar10 - Jan21	Sep10 - Dec17	Jul11 - Sep15	Jun09 - Dec15
	Principal # Months	192	131	88	51	79
M-3	WAL	7.45	5.61	4.85	4.86	7.15
	Mod Durn	5.73	4.60	4.12	4.17	5.77
	Principal Window	Dec09 - Jan25	Feb10 - May20	Jul10 - May17	Jan11 - Apr15	Sep12 - Nov15
	Principal # Months	182	124	83	52	39
M-4	WAL	7.42	5.58	4.75	4.58	5.43
	Mod Durn	5.72	4.57	4.03	3.95	4.60
	Principal Window	Dec09 - May24	Feb10 - Nov19	May10 - Dec16	Oct10 - Dec14	Sep11 - Jun13
	Principal # Months	174	118	80	51	22
M-5	WAL	7.40	5.54	4.67	4.38	4.76
	Mod Durn	5.70	4.54	3.98	3.80	4.10
	Principal Window	Dec09 - Oct23	Jan10 - May19	Apr10 - Aug16	Jul10 - Aug14	Mar11 - Mar13
	Principal # Months	167	113	77	50	25
M-6	WAL	7.36	5.51	4.60	4.23	4.36
	Mod Durn	5.67	4.52	3.91	3.68	3.79
	Principal Window	Dec09 - Jan23	Dec09 - Nov18	Mar10 - Mar16	May10 - Apr14	Oct10 - Dec12
	Principal # Months	158	108	73	48	27
M-7	WAL	7.31	5.45	4.52	4.10	4.08
	Mod Durn	5.57	4.43	3.83	3.55	3.55
	Principal Window	Dec09 - Apr22	Dec09 - Apr18	Feb10 - Sep15	Apr10 - Dec13	Jul10 - Aug12
	Principal # Months	149	101	68	45	26
M-8	WAL	7.24	5.39	4.45	4.00	3.87
	Mod Durn	5.49	4.37	3.75	3.45	3.37
	Principal Window	Dec09 - Jun21	Dec09 - Aug17	Jan10 - Mar15	Mar10 - Jul13	May10 - Apr12
	Principal # Months	139	93	63	41	24
M-9	WAL	7.15	5.32	4.38	3.89	3.72
	Mod Durn	5.20	4.17	3.59	3.28	3.17
	Principal Window	Dec09 - Jun20	Nov09 - Nov16	Dec09 - Aug14	Feb10 - Jan13	Mar10 - Nov11
	Principal # Months	127	85	57	36	21

Available Funds Cap Schedule
Period	Pay Date	Net WAC Rate*(1) (%)	Net WAC Rate**(1) (%)	Period	Pay Date	Net WAC Rate*(1) (%)	Net WAC Rate**(1) (%)
1	11/25/2006	7.96	9.14	36	10/25/2009	10.31	15.42
2	12/25/2006	7.96	10.93	37	11/25/2009	10.33	15.49
3	1/25/2007	7.96	11.29	38	12/25/2009	10.30	15.70
4	2/25/2007	7.96	11.29	39	1/25/2010	10.33	15.90
5	3/25/2007	7.96	10.21	40	2/25/2010	10.32	15.89
6	4/25/2007	7.96	11.28	41	3/25/2010	10.23	15.42
7	5/25/2007	8.03	21.22	42	4/25/2010	10.31	15.78
8	6/25/2007	8.18	21.54	43	5/25/2010	10.28	15.58
9	7/25/2007	8.03	20.69	44	6/25/2010	10.30	15.67
10	8/25/2007	8.18	20.99	45	7/25/2010	10.26	15.48
11	9/25/2007	8.17	20.72	46	8/25/2010	10.28	15.56
12	10/25/2007	8.02	19.92	47	9/25/2010	10.28	15.50
13	11/25/2007	8.16	20.21	48	10/25/2010	10.24	15.32
14	12/25/2007	8.02	19.43	49	11/25/2010	10.26	15.39
15	1/25/2008	8.16	19.70	50	12/25/2010	10.23	15.21
16	2/25/2008	8.15	19.46	51	1/25/2011	10.25	15.28
17	3/25/2008	7.89	18.24	52	2/25/2011	10.24	15.22
18	4/25/2008	8.15	18.98	53	3/25/2011	10.16	14.81
19	5/25/2008	8.02	18.28	54	4/25/2011	10.23	15.12
20	6/25/2008	9.92	14.71	55	5/25/2011	10.20	14.94
21	7/25/2008	10.00	14.49	56	6/25/2011	10.22	15.01
22	8/25/2008	10.01	14.52	57	7/25/2011	10.19	14.84
23	9/25/2008	10.00	14.38	58	8/25/2011	10.21	14.90
24	10/25/2008	9.95	14.08	59	9/25/2011	10.20	14.85
25	11/25/2008	9.97	14.17	60	10/25/2011	10.17	14.69
26	12/25/2008	10.32	14.99	61	11/25/2011	10.14	12.13
27	1/25/2009	10.37	15.14	62	12/25/2011	10.14	12.11
28	2/25/2009	10.36	15.07	63	1/25/2012	10.13	12.10
29	3/25/2009	10.26	14.52	64	2/25/2012	10.12	12.09
30	4/25/2009	10.35	14.92	65	3/25/2012	10.12	12.07
31	5/25/2009	10.31	14.69	66	4/25/2012	10.11	12.06
32	6/25/2009	10.35	15.77	67	5/25/2012	10.11	12.05
33	7/25/2009	10.33	15.63	68	6/25/2012	10.10	12.03
34	8/25/2009	10.35	15.70	69	7/25/2012	10.09	12.02
35	9/25/2009	10.34	15.63	70	8/25/2012	10.09	12.01
* Assumes the One-Month LIBOR and Six-Month LIBOR remain constant at 5.322% and 5.377%, respectively, and run at the pricing speed to call.
** Assumes the One-Month LIBOR and Six-Month LIBOR instantaneously increased to a rate of 20.00%, payments are received from the Interest Rate Swap Agreement and run at pricing speed to call.
(1) Assumes a 360-day year that consists of twelve 30-day months.

Breakeven Losses
Loss Severity	30%		40%		50%
	CDR	Collateral Loss	CDR	Collateral Loss	CDR	Collateral Loss
M-1	55.41%	21.15%	35.80%	22.21%	26.32%	22.88%
M-2	42.50%	18.39%	28.51%	19.28%	21.39%	19.86%
M-3	35.83%	16.66%	24.54%	17.46%	18.63%	17.98%
M-4	30.77%	15.18%	21.43%	15.91%	16.42%	16.37%
M-5	26.46%	13.77%	18.71%	14.43%	14.45%	14.85%
M-6	22.85%	12.47%	16.35%	13.06%	12.73%	13.44%
M-7	19.57%	11.18%	14.17%	11.70%	11.10%	12.03%
M-8	16.86%	10.02%	12.32%	10.48%	9.70%	10.77%
M-9	14.69%	9.02%	10.80%	9.41%	8.54%	9.67%
Assumptions:
1) Run at the pricing speed to maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) “Break” is the CDR which creates the first dollar principal loss on the specified bond
6) Defaults are in addition to prepayments
7) Servicer advances 100% principal and interest

Excess Spread Table
Period	Forward 1mo LIBOR (%)	Forward 6mo LIBOR (%)	Excess Spread to Static LIBOR (%)(1)(2)*	Excess Spread to Forward LIBOR (%)(1)*	Period	Forward 1mo LIBOR (%)	Forward 6mo LIBOR (%)	Excess Spread to Static LIBOR (%)(1)(2)*	Excess Spread to Forward LIBOR (%)(1)*
1	5.322	5.377	3.424	3.424	36	5.045	5.114	4.857	4.841
2	5.358	5.384	2.517	2.482	37	5.054	5.119	4.699	4.682
3	5.361	5.361	2.336	2.297	38	5.060	5.124	4.680	4.686
4	5.357	5.328	2.336	2.301	39	5.063	5.129	4.577	4.587
5	5.329	5.287	2.881	2.874	40	5.067	5.134	4.610	4.617
6	5.290	5.248	2.337	2.369	41	5.070	5.140	5.087	5.074
7	5.257	5.205	2.583	2.588	42	5.076	5.148	4.620	4.622
8	5.214	5.157	2.557	2.567	43	5.082	5.154	4.774	4.766
9	5.169	5.117	2.581	2.597	44	5.089	5.161	4.615	4.634
10	5.125	5.079	2.548	2.574	45	5.094	5.169	4.769	4.781
11	5.082	5.044	2.543	2.579	46	5.101	5.177	4.610	4.623
12	5.037	5.016	2.577	2.622	47	5.109	5.187	4.606	4.614
13	4.992	4.996	2.535	2.595	48	5.116	5.193	4.759	4.757
14	4.965	4.980	2.574	2.643	49	5.125	5.200	4.598	4.595
15	4.948	4.972	2.527	2.606	50	5.134	5.207	4.750	4.767
16	4.923	4.966	2.522	2.614	51	5.142	5.214	4.589	4.607
17	4.915	4.966	2.623	2.716	52	5.150	5.220	4.585	4.597
18	4.915	4.969	2.515	2.620	53	5.155	5.226	5.051	5.047
19	4.907	4.972	2.568	2.678	54	5.162	5.231	4.575	4.579
20	4.910	4.978	4.282	4.581	55	5.167	5.234	4.727	4.724
21	4.918	4.985	4.543	4.827	56	5.172	5.238	4.566	4.583
22	4.922	4.994	4.375	4.667	57	5.176	5.240	4.720	4.733
23	4.929	5.002	4.358	4.644	58	5.179	5.244	4.558	4.572
24	4.937	5.010	4.491	4.762	59	5.182	5.248	4.553	4.565
25	4.943	5.020	4.337	4.613	60	5.184	5.251	4.706	4.714
26	4.952	5.028	4.859	4.875	61	5.188	5.255	4.498	4.536
27	4.965	5.037	4.727	4.728	62	5.191	5.259	4.674	4.718
28	4.976	5.046	4.722	4.715	63	5.196	5.263	4.486	4.530
29	4.982	5.054	5.168	5.133	64	5.200	5.267	4.479	4.520
30	4.988	5.065	4.710	4.696	65	5.203	5.271	4.837	4.868
31	4.994	5.074	4.856	4.831	66	5.208	5.275	4.466	4.500
32	5.003	5.084	4.715	4.731	67	5.212	5.278	4.642	4.668
33	5.016	5.094	4.874	4.876	68	5.215	5.282	4.460	4.502
34	5.026	5.102	4.716	4.719	69	5.218	5.284	4.647	4.683
35	5.036	5.108	4.710	4.706	70	5.222	5.289	4.471	4.507
(1) Does not take into consideration the net swap payments in the deal.
(2) Assumes the One-Month LIBOR and Six-Month LIBOR remain constant at 5.322% and 5.377%, respectively, and run at the pricing speed to call.
* Run to call.

SUMMARY OF THE GROUP I MORTGAGE LOANS

Number of Mortgage Loans:	4,050	Fixed Non-Balloon Loans:	16.52%
Aggregate Principal Balance:	$700,191,954	Purpose:
Average Principal Balance:	$172,887	Purchase:	46.74%
Low Principal Balance:	$14,886	Refinance - Cashout:	51.75%
High Principal Balance:	$661,906	Refinance - Rate/Term:	1.50%
W.A. Coupon:	8.628%	Property Type:
Low Coupon:	5.600%	Single Family Residence:	78.47%
High Coupon:	14.100%	2-4 Family:	11.61%
W.A. Stated Remaining Term:	355 months	Condo:	6.47%
Low Stated Remaining Term:	115 months	PUD:	3.37%
High Stated Remaining Term:	356 months	Townhouse:	0.08%
W.A. Seasoning:	5 months	Occupancy Status:
Latest Maturity Date:	June 1, 2036	Owner-Occupied:	92.50%
State Concentration (>5%):		Investment:	7.00%
Florida:	18.48%	Second Home:	0.50%
California:	16.91%	Documentation:
New York:	10.02%	Full/Alt:	57.06%
Maryland:	7.31%	Stated Income/Verified Assets:	5.51%
New Jersey:	6.88%	Stated/Stated Documentation:	37.43%
Interest Only Mortgage Loans:	8.56%
W.A. Interest Only Period(1):	60 Months	% of Loans with LTV > 80 (First Liens):	26.60
W.A. Original LTV:	80.68%	% of Loans with LTV > 80, No MI (First Liens):	26.60
Low LTV:	11.43%
High LTV:	100.00%	Loans with Prepayment Penalties:	60.24%
W.A. CLTV:	88.25%	Weighted Average Prepayment Penalty Term(3):	25 months
Low CLTV:	11.43%
High CLTV:	100.00%	ARM Loans:
W.A. FICO Score(2):	619	Weighted Average Margin:	6.160%
Index Type:		Weighted Average Max. Rate:	14.497%
6 Month LIBOR:	79.90%	Weighted Average Min. Rate:	8.496%
Fixed:	20.10%	Weighted Average Life Cap:	6.001%
First Liens:	91.96%	Weighted Average First Periodic Cap:	2.566%
Second Liens:	8.04%	Weighted Average Periodic Cap:	1.500%

(1) For Mortgage Loans with Interest Only Periods.
(2) For Mortgage Loans that were scored.
(3) For Mortgage Loans with Prepayment Penalties.

Product Type of the Group I Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Balloon 30/40	107	$25,113,021	3.59%	7.646%	643	77.07%	356	77.14%
Fixed 10yr	5	319,280	0.05	12.640	611	100.00	116	36.25
Fixed 15yr	77	1,796,366	0.26	11.085	644	94.92	176	50.47
Fixed 20yr	6	455,936	0.07	9.448	614	74.17	236	84.35
Fixed 30yr	1,124	113,083,966	16.15	9.446	644	87.96	356	64.27
ARM 2yr/6mo	1,584	286,501,087	40.92	8.866	600	78.35	355	48.54
ARM 2yr/6mo - IO	235	58,954,575	8.42	7.498	639	81.19	356	91.01
ARM 2yr/6mo - 40yr Amterm	883	208,842,019	29.83	8.272	621	80.08	355	52.45
ARM 3yr/6mo	11	1,638,041	0.23	8.958	583	83.86	355	87.71
ARM 3yr/6mo - IO	4	948,300	0.14	7.949	618	75.47	356	87.35
ARM 3yr/6mo - 40yr Amterm	8	1,588,666	0.23	8.418	631	79.11	356	60.01
ARM 5yr/6mo	2	475,232	0.07	8.103	613	87.65	356	100.00
ARM 5yr/6mo - 40yr Amterm	4	475,464	0.07	8.208	610	70.67	355	29.55
Total/Weighted Average:	4,050	$700,191,954	100.00%	8.628%	619	80.68%	355	57.06%

Lien of the Group I Mortgage Loans
Lien	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1st	3,135	$643,899,931	91.96%	8.404%	616	79.01%	355	57.77%
2nd	915	56,292,022	8.04	11.188	650	99.68	349	49.00
Total/Weighted Average:	4,050	$700,191,954	100.00%	8.628%	619	80.68%	355	57.06%

Principal Balances at Origination of the Group I Mortgage Loans
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1 - 50,000	448	$15,766,242	2.25%	11.223%	642	98.01%	336	57.23%
50,001 - 100,000	790	59,887,802	8.54	10.094	627	87.76	354	58.41
100,001 - 150,000	712	88,835,835	12.66	9.058	611	80.59	355	63.74
150,001 - 200,000	706	123,276,486	17.57	8.657	610	78.61	355	60.44
200,001 - 250,000	449	101,424,996	14.46	8.420	611	78.05	355	56.87
250,001 - 300,000	351	96,534,553	13.76	8.284	617	79.59	355	59.87
300,001 - 350,000	282	91,594,173	13.05	8.114	622	80.00	356	54.23
350,001 - 400,000	207	77,309,704	11.02	8.090	628	80.75	355	49.06
400,001 - 450,000	62	25,749,981	3.67	8.089	632	80.44	355	54.74
450,001 - 500,000	28	13,129,350	1.87	7.969	633	79.68	356	32.10
500,001 - 550,000	11	5,708,500	0.81	8.193	634	81.79	356	35.99
550,001 - 600,000	2	1,136,000	0.16	8.126	638	82.47	356	100.00
600,001 - 650,000	1	620,000	0.09	7.050	773	80.00	355	0.00
650,001 - 700,000	1	663,000	0.09	7.550	578	85.00	355	100.00
Total/Weighted Average:	4,050	$701,636,622	100.00%	8.628%	619	80.68%	355	57.06%

Remaining Principal Balance of the Group I Mortgage Loans
Remaining Principal Balance ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1 - 50,000	450	$15,826,562	2.26%	11.214%	641	97.88%	337	57.19%
50,001 - 100,000	789	59,761,916	8.54	10.091	627	87.72	354	58.49
100,001 - 150,000	713	88,835,480	12.69	9.060	611	80.65	355	63.82
150,001 - 200,000	705	122,912,165	17.55	8.655	610	78.58	355	60.41
200,001 - 250,000	450	101,521,077	14.50	8.420	611	78.10	355	56.99
250,001 - 300,000	349	95,851,113	13.69	8.284	617	79.55	355	59.66
300,001 - 350,000	283	91,766,877	13.11	8.118	621	80.00	356	54.40
350,001 - 400,000	209	78,014,206	11.14	8.074	629	80.72	355	49.62
400,001 - 450,000	59	24,496,144	3.50	8.126	631	80.53	355	52.53
450,001 - 500,000	28	13,093,499	1.87	7.969	633	79.68	356	32.10
500,001 - 550,000	11	5,698,422	0.81	8.193	634	81.79	356	35.99
550,001 - 600,000	2	1,133,768	0.16	8.126	638	82.47	356	100.00
600,001 - 650,000	1	618,822	0.09	7.050	773	80.00	355	0.00
650,001 - 700,000	1	661,906	0.09	7.550	578	85.00	355	100.00
Total/Weighted Average:	4,050	$700,191,954	100.00%	8.628%	619	80.68%	355	57.06%

Original Terms of the Group I Mortgage Loans
Original Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
120	5	$319,280	0.05%	12.640%	611	100.00%	116	36.25%
180	77	1,796,366	0.26	11.085	644	94.92	176	50.47
240	6	455,936	0.07	9.448	614	74.17	236	84.35
360	3,962	697,620,372	99.63	8.620	618	80.63	355	57.07
Total/Weighted Average:	4,050	$700,191,954	100.00%	8.628%	619	80.68%	355	57.06%
Remaining Terms of the Group I Mortgage Loans
Remaining Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
60 - 119	5	$319,280	0.05%	12.640%	611	100.00%	116	36.25%
120 - 179	77	1,796,366	0.26	11.085	644	94.92	176	50.47
180 - 239	6	455,936	0.07	9.448	614	74.17	236	84.35
300 - 359	3,962	697,620,372	99.63	8.620	618	80.63	355	57.07
Total/Weighted Average:	4,050	$700,191,954	100.00%	8.628%	619	80.68%	355	57.06%

Original Loan-to-Value Ratio of the Group I Mortgage Loans
Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Less than or equal to 50.00	102	$15,700,712	2.24%	8.920%	580	40.26%	354	55.83%
50.01 - 55.00	42	8,077,729	1.15	8.342	599	53.25	355	58.12
55.01 - 60.00	77	14,622,273	2.09	8.838	580	57.65	355	48.29
60.01 - 65.00	130	25,705,347	3.67	9.035	575	63.61	355	48.10
65.01 - 70.00	166	34,081,299	4.87	8.965	576	69.18	355	48.28
70.01 - 75.00	222	46,158,512	6.59	8.693	580	74.07	355	55.53
75.01 - 80.00	1,560	328,290,985	46.89	8.176	631	79.86	355	50.31
80.01 - 85.00	239	50,600,737	7.23	8.324	605	84.62	355	73.61
85.01 - 90.00	438	85,747,826	12.25	8.572	618	89.72	355	78.77
90.01 - 95.00	135	25,117,121	3.59	8.543	632	94.66	354	76.34
95.01 - 100.00	939	66,089,412	9.44	10.753	650	99.91	350	53.65
Total/Weighted Average:	4,050	$700,191,954	100.00%	8.628%	619	80.68%	355	57.06%

Original Combined Loan-to-Value Ratio of the Group I Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	(%) of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Less than or equal to 50.00	99	$15,166,047	2.17%	8.913%	581	40.26%	354	56.92%
50.01 - 55.00	44	8,410,637	1.20	8.385	596	52.70	355	57.41
55.01 - 60.00	76	14,559,421	2.08	8.835	579	57.64	355	48.50
60.01 - 65.00	130	25,705,347	3.67	9.035	575	63.61	355	48.10
65.01 - 70.00	160	33,138,917	4.73	8.977	575	69.16	355	48.81
70.01 - 75.00	215	44,114,013	6.30	8.742	578	73.87	355	54.73
75.01 - 80.00	354	76,594,300	10.94	8.637	583	79.44	355	55.80
80.01 - 85.00	191	42,004,054	6.00	8.379	600	84.47	355	70.50
85.01 - 90.00	356	71,283,220	10.18	8.565	614	89.34	355	74.97
90.01 - 95.00	216	42,984,094	6.14	8.400	633	89.73	355	73.66
95.01 - 100.00	2,209	326,231,905	46.59	8.603	646	84.45	354	51.77
Total/Weighted Average:	4,050	$700,191,954	100.00%	8.628%	619	80.68%	355	57.06%

Mortgage Rate of the Group I Mortgage Loans
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
5.000 - 5.999	20	$5,580,990	0.80%	5.887%	657	75.05%	356	96.83%
6.000 - 6.499	47	12,700,244	1.81	6.285	671	75.27	356	96.36
6.500 - 6.999	185	49,083,232	7.01	6.792	658	76.72	356	87.52
7.000 - 7.499	267	63,863,369	9.12	7.259	643	78.92	356	83.00
7.500 - 7.999	501	113,161,259	16.16	7.760	631	79.86	355	71.49
8.000 - 8.499	471	99,877,296	14.26	8.259	629	81.47	355	51.69
8.500 - 8.999	638	131,774,666	18.82	8.753	612	80.91	355	44.44
9.000 - 9.499	391	70,373,532	10.05	9.246	596	80.16	355	39.55
9.500 - 9.999	474	63,198,396	9.03	9.739	580	80.36	355	52.54
10.000 - 10.499	227	24,939,075	3.56	10.198	580	81.78	355	50.00
10.500 - 10.999	210	20,771,493	2.97	10.755	596	83.68	354	20.59
11.000 - 11.499	254	18,163,307	2.59	11.254	621	89.50	351	38.76
11.500 - 11.999	94	9,943,283	1.42	11.764	585	78.16	354	48.18
12.000 - 12.499	100	7,497,530	1.07	12.202	589	87.53	351	50.11
12.500 - 12.999	130	6,741,098	0.96	12.665	619	99.05	341	20.41
13.000 - 13.499	36	2,204,438	0.31	13.064	626	100.00	337	3.45
13.500 - 13.999	4	248,797	0.04	13.763	634	99.22	356	15.66
14.000 - 14.499	1	69,949	0.01	14.100	532	50.00	356	0.00
Total/Weighted Average:	4,050	$700,191,954	100.00%	8.628%	619	80.68%	355	57.06%

FICO Score at Origination of the Group I Mortgage Loans
FICO Score at Origination	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
500	7	$1,071,679	0.15%	9.858%	500	71.72%	355	81.86%
501 - 520	224	40,249,386	5.75	9.904	510	71.55	355	57.07
521 - 540	230	46,071,200	6.58	9.541	530	71.32	355	54.58
541 - 560	216	40,483,339	5.78	9.124	550	76.42	355	66.08
561 - 580	230	43,025,388	6.14	8.814	571	78.89	355	73.13
581 - 600	365	60,991,713	8.71	8.537	590	81.56	354	77.95
601 - 620	438	77,250,366	11.03	8.444	611	82.15	355	66.75
621 - 640	863	139,697,458	19.95	8.627	630	83.06	355	45.96
641 - 660	619	104,801,067	14.97	8.357	649	82.82	355	50.29
661 - 680	414	65,247,551	9.32	8.219	669	83.58	355	56.07
681 - 700	212	36,900,970	5.27	8.042	688	82.68	355	51.58
701 - 720	102	20,041,033	2.86	8.020	709	82.05	355	50.14
721 - 740	67	11,893,762	1.70	8.071	731	82.04	354	41.59
741 - 760	26	5,401,357	0.77	8.003	749	82.04	355	46.14
761 - 780	24	4,692,175	0.67	7.956	769	80.52	355	41.35
781 - 800	11	1,825,090	0.26	8.708	786	85.60	356	39.91
greater than 800	2	548,419	0.08	7.009	802	95.43	355	100.00
Total/Weighted Average:	4,050	$700,191,954	100.00%	8.628%	619	80.68%	355	57.06%

Documentation Type of the Group I Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Full/Alt	2,377	$399,548,238	57.06%	8.269%	613	81.55%	355	100.00%
Stated Income/Verified Assets	207	38,585,401	5.51	9.548	597	86.04	355	0.00
Stated/Stated Documentation	1,466	262,058,314	37.43	9.041	629	78.56	355	0.00
Total/Weighted Average:	4,050	$700,191,954	100.00%	8.628%	619	80.68%	355	57.06%

Occupancy Status of the Group I Mortgage Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Owner-Occupied	3,738	$647,667,767	92.50%	8.604%	617	80.80%	355	56.49%
Investor	295	49,017,033	7.00	8.970	634	79.04	355	65.55
2nd Home	17	3,507,153	0.50	8.368	618	81.21	355	44.57
Total/Weighted Average:	4,050	$700,191,954	100.00%	8.628%	619	80.68%	355	57.06%

Loan Purpose of the Group I Mortgage Loans
Purpose	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Purchase	2,162	$327,285,181	46.74%	8.681%	643	84.24%	355	47.98%
Refinance - Cash Out	1,830	362,373,930	51.75	8.573	597	77.49	355	64.90
Refinance - Rate/Term	58	10,532,842	1.50	8.887	604	79.55	355	69.54
Total/Weighted Average:	4,050	$700,191,954	100.00%	8.628%	619	80.68%	355	57.06%

Property Type of the Group I Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Single Family	3,263	$549,469,193	78.47%	8.616%	617	80.45%	355	57.93%
2-4 Family	346	81,319,080	11.61	8.499	632	78.87	355	47.08
Condominium	305	45,275,013	6.47	8.810	628	81.93	355	51.64
PUD	130	23,589,027	3.37	9.003	588	89.48	355	80.95
Townhouse	6	539,640	0.08	9.340	613	91.55	336	90.75
Total/Weighted Average:	4,050	$700,191,954	100.00%	8.628%	619	80.68%	355	57.06%

Geographic Distribution of the Group I Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Florida	816	$129,393,856	18.48%	8.730%	614	80.07%	355	55.14%
California	552	118,392,139	16.91	8.406	628	80.14	355	58.97
New York	265	70,193,978	10.02	8.302	628	78.43	355	43.36
Maryland	275	51,185,811	7.31	8.692	616	80.96	355	63.32
New Jersey	219	48,182,251	6.88	8.913	617	79.26	355	43.36
Illinois	231	34,836,748	4.98	8.851	624	82.33	355	56.57
Georgia	220	26,634,302	3.80	8.653	619	84.12	353	69.40
Virginia	135	23,020,066	3.29	8.894	605	79.06	355	53.57
Massachusetts	106	22,883,504	3.27	8.667	611	82.33	356	50.00
Hawaii	47	14,035,728	2.00	8.211	637	78.02	355	37.35
Arizona	87	13,988,093	2.00	8.384	621	81.66	356	64.95
Washington	71	13,216,643	1.89	8.117	622	81.56	355	70.19
Connecticut	70	12,002,179	1.71	8.976	610	80.55	355	45.06
Pennsylvania	95	11,301,233	1.61	9.167	593	79.71	355	61.12
Michigan	94	10,247,736	1.46	9.073	617	82.31	354	62.06
North Carolina	90	10,145,614	1.45	8.829	609	85.36	354	78.20
Nevada	47	9,625,571	1.37	8.492	613	81.69	355	58.10
Texas	85	9,193,528	1.31	8.878	613	81.89	353	53.02
Minnesota	61	8,944,237	1.28	8.201	617	81.59	354	76.54
Colorado	59	8,423,217	1.20	8.290	629	83.52	356	90.47
District of Columbia	31	7,344,821	1.05	8.646	617	78.09	355	50.44
Ohio	55	5,833,210	0.83	8.595	615	86.56	352	73.77
South Carolina	39	4,773,509	0.68	8.944	598	83.57	350	78.15
Wisconsin	46	4,418,222	0.63	9.333	627	85.73	352	66.27
Rhode Island	19	3,703,546	0.53	8.699	605	80.20	355	58.66
Missouri	39	3,559,936	0.51	9.809	603	83.87	351	55.36
Indiana	40	3,510,917	0.50	8.960	606	84.69	352	78.16
Idaho	24	3,404,199	0.49	8.628	601	82.16	352	65.65
Oregon	22	3,381,271	0.48	8.152	613	78.82	356	81.76
Tennessee	28	3,156,518	0.45	8.579	640	83.92	356	79.07
New Hampshire	13	2,364,632	0.34	8.828	559	78.74	355	71.86
New Mexico	13	1,870,062	0.27	8.044	631	85.16	352	84.52
Utah	11	1,552,339	0.22	8.010	649	87.75	352	90.37
Delaware	11	1,431,219	0.20	9.257	565	80.49	353	73.09
West Virginia	9	1,173,260	0.17	8.938	577	81.86	355	73.20
Arkansas	5	558,769	0.08	8.753	575	82.82	354	76.55
Oklahoma	5	548,277	0.08	8.440	630	86.66	356	48.15
Maine	2	465,919	0.07	8.949	607	89.98	356	64.42
Vermont	3	387,617	0.06	8.933	602	70.39	355	0.00
Kentucky	3	322,960	0.05	8.302	662	83.69	299	100.00
Kansas	3	317,129	0.05	9.655	559	90.00	355	100.00
Iowa	4	267,190	0.04	8.699	613	85.56	341	100.00
Total/Weighted Average:	4,050	$700,191,954	100.00%	8.628%	619	80.68%	355	57.06%

Original Prepayment Penalty Term of the Group I Mortgage Loans
Original Prepayment Penalty Term (mos.)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
No Prepayment Penalty	1,585	$278,385,439	39.76%	8.783%	619	81.29%	355	52.82%
12	185	37,280,608	5.32	8.560	636	79.25	355	51.98
24	1,774	297,998,035	42.56	8.674	613	80.41	355	57.04
30	4	848,502	0.12	8.053	609	86.30	356	100.00
36	502	85,679,369	12.24	8.003	629	80.14	355	72.70
Total/Weighted Average:	4,050	$700,191,954	100.00%	8.628%	619	80.68%	355	57.06%

Margin of the Group I Mortgage Loans - ARM Loans
Margin (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
3.000 - 3.499	1	$368,000	0.07%	5.700%	635	80.00%	356	100.00%
3.500 - 3.999	12	3,719,247	0.66	5.882	653	76.20	356	82.81
4.000 - 4.499	46	12,749,508	2.28	6.460	655	79.91	356	100.00
4.500 - 4.999	150	37,435,564	6.69	6.958	648	78.47	355	85.03
5.000 - 5.499	306	70,786,451	12.65	7.486	636	80.39	355	79.88
5.500 - 5.999	418	92,399,667	16.52	7.955	623	79.78	356	62.47
6.000 - 6.499	474	101,503,709	18.14	8.441	626	80.91	355	47.78
6.500 - 6.999	1,324	240,461,240	42.98	9.417	587	78.29	355	39.63
Total/Weighted Average:	2,731	$559,423,385	100.00%	8.496%	612	79.31%	355	54.72%

Minimum Rate of the Group I Mortgage Loans - ARM Loans
Minimum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
5.500 - 5.999	11	$3,171,377	0.57%	5.809%	638	78.63%	356	94.42%
6.000 - 6.499	26	7,072,808	1.26	6.283	660	77.68	356	93.46
6.500 - 6.999	115	31,024,548	5.55	6.803	654	78.74	356	88.28
7.000 - 7.499	220	52,069,290	9.31	7.263	642	79.76	356	82.43
7.500 - 7.999	426	95,989,089	17.16	7.758	629	80.14	355	70.75
8.000 - 8.499	430	92,167,319	16.48	8.262	629	81.42	356	50.27
8.500 - 8.999	583	122,210,419	21.85	8.754	612	80.89	355	41.97
9.000 - 9.499	362	66,473,833	11.88	9.245	595	79.86	355	37.24
9.500 - 9.999	296	50,223,400	8.98	9.728	563	76.77	355	44.98
10.000 - 10.499	109	15,927,985	2.85	10.202	550	74.85	355	36.01
10.500 - 10.999	70	10,699,185	1.91	10.716	537	71.29	355	18.91
11.000 - 11.499	29	4,454,797	0.80	11.247	539	63.37	355	32.79
11.500 - 11.999	34	5,302,861	0.95	11.722	545	61.01	355	56.50
12.000 - 12.499	18	2,507,231	0.45	12.208	533	63.89	355	40.96
12.500 - 12.999	1	59,294	0.01	12.650	511	59.76	353	100.00
14.000 - 14.499	1	69,949	0.01	14.100	532	50.00	356	0.00
Total/Weighted Average:	2,731	$559,423,385	100.00%	8.496%	612	79.31%	355	54.72%

Maximum Rate of the Group I Mortgage Loans - ARM Loans
Maximum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
11.500 - 11.999	11	$3,171,377	0.57%	5.809%	638	78.63%	356	94.42%
12.000 - 12.499	26	7,072,808	1.26	6.283	660	77.68	356	93.46
12.500 - 12.999	115	31,024,548	5.55	6.803	654	78.74	356	88.28
13.000 - 13.499	220	52,069,290	9.31	7.263	642	79.76	356	82.43
13.500 - 13.999	425	95,868,121	17.14	7.758	629	80.14	355	70.72
14.000 - 14.499	429	92,063,884	16.46	8.262	629	81.42	356	50.22
14.500 - 14.999	584	122,331,388	21.87	8.752	612	80.88	355	42.03
15.000 - 15.499	363	66,577,269	11.90	9.244	595	79.87	355	37.33
15.500 - 15.999	296	50,223,400	8.98	9.728	563	76.77	355	44.98
16.000 - 16.499	107	15,576,041	2.78	10.198	550	74.93	355	36.82
16.500 - 16.999	71	10,816,720	1.93	10.714	538	71.27	355	18.70
17.000 - 17.499	30	4,689,206	0.84	11.202	538	63.82	355	31.15
17.500 - 17.999	34	5,302,861	0.95	11.722	545	61.01	355	56.50
18.000 - 18.499	18	2,507,231	0.45	12.208	533	63.89	355	40.96
18.500 - 18.999	1	59,294	0.01	12.650	511	59.76	353	100.00
20.000 - 20.499	1	69,949	0.01	14.100	532	50.00	356	0.00
Total/Weighted Average:	2,731	$559,423,385	100.00%	8.496%	612	79.31%	355	54.72%
Life Cap of the Group I Mortgage Loans - ARM Loans
Life Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
5.500 - 5.999	3	$575,118	0.10%	8.825%	641	95.73%	356	100.00%
6.000 - 6.499	2,725	558,389,455	99.82	8.495	612	79.30	355	54.67
7.000 - 7.499	3	458,813	0.08	9.163	555	77.20	354	48.91
Total/Weighted Average:	2,731	$559,423,385	100.00%	8.496%	612	79.31%	355	54.72%

First Periodic Cap of the Group I Mortgage Loans - ARM Loans
First Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
2.000 - 2.499	1,177	$242,747,930	43.39%	8.584%	608	79.01%	355	53.76%
3.000 - 3.499	1,554	316,675,455	56.61	8.429	615	79.55	356	55.45
Total/Weighted Average:	2,731	$559,423,385	100.00%	8.496%	612	79.31%	355	54.72%

Periodic Cap of the Group I Mortgage Loans - ARM Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1.500 - 1.999	2,731	$559,423,385	100.00%	8.496%	612	79.31%	355	54.72%
Total/Weighted Average:	2,731	$559,423,385	100.00%	8.496%	612	79.31%	355	54.72%

Next Rate Adjustment Date of the Group I Mortgage Loans - ARM Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
September 2007	1	$246,070	0.04%	7.850%	568	90.00%	347	100.00%
December 2007	3	479,793	0.09	8.671	562	68.96	350	33.46
January 2008	10	1,937,142	0.35	8.932	597	75.18	351	34.70
February 2008	45	8,153,928	1.46	9.195	571	74.37	352	59.09
March 2008	100	18,202,457	3.25	8.834	592	78.39	353	59.69
April 2008	188	40,639,683	7.26	8.525	617	80.11	354	46.80
May 2008	655	135,200,001	24.17	8.510	611	79.66	355	55.18
June 2008	1,700	349,438,608	62.46	8.452	614	79.27	356	54.91
March 2009	1	69,952	0.01	9.490	567	90.00	353	100.00
April 2009	1	187,751	0.03	8.950	673	80.00	354	0.00
May 2009	9	1,374,612	0.25	9.202	587	85.09	355	78.96
June 2009	12	2,542,692	0.45	8.098	618	77.22	356	81.14
February 2011	1	50,338	0.01	10.200	670	90.00	352	100.00
March 2011	1	90,143	0.02	9.850	595	82.05	353	100.00
May 2011	1	185,180	0.03	7.400	621	70.00	355	0.00
June 2011	3	625,035	0.11	7.970	607	80.58	356	76.03
Total/Weighted Average:	2,731	$559,423,385	100.00%	8.496%	612	79.31%	355	54.72%

SUMMARY OF THE GROUP II MORTGAGE LOANS

Number of Mortgage Loans:	1,835	Fixed Non-Balloon Loans:	11.99%
Aggregate Principal Balance:	$569,509,199	Purpose:
Average Principal Balance:	$310,359	Purchase:	59.54%
Low Principal Balance:	$11,445	Refinance - Cashout:	38.93%
High Principal Balance:	$1,492,441	Refinance - Rate/Term:	1.53%
W.A. Coupon:	8.277%	Property Type:
Low Coupon:	5.450%	Single Family Residence:	76.59%
High Coupon:	13.950%	2-4 Family:	13.61%
W.A. Stated Remaining Term:	355 months	Condo:	6.46%
Low Stated Remaining Term:	115 months	PUD:	3.28%
High Stated Remaining Term:	356 months	Townhouse:	0.07%
W.A. Seasoning:	5 months	Occupancy Status:
Latest Maturity Date:	June 1, 2036	Owner-Occupied:	96.01%
State Concentration (>5%):		Investment:	3.49%
California:	34.79%	Second Home:	0.51%
New York:	14.38%	Documentation:
Florida:	13.30%	Full/Alt:	51.42%
New Jersey:	5.64%	Stated Income/Verified Assets:	5.80%
Maryland:	5.39%	Stated/Stated Documentation:	42.78%
Interest Only Mortgage Loans:	16.63%
W.A. Interest Only Period(1):	60 Months	% of Loans with LTV > 80 (First Liens):	26.20
W.A. Original LTV:	81.70%	% of Loans with LTV > 80, No MI (First Liens):	26.20
Low LTV:	23.81%
High LTV:	100.00%	Loans with Prepayment Penalties:	61.51%
W.A. CLTV:	91.77%	Weighted Average Prepayment Penalty Term(3):	24 months
Low CLTV:	23.81%
High CLTV:	100.00%	ARM Loans:
W.A. FICO Score(2):	638	Weighted Average Margin:	5.989%
Index Type:		Weighted Average Max. Rate:	14.213%
6 Month LIBOR:	83.99%	Weighted Average Min. Rate:	8.214%
Fixed:	16.01%	Weighted Average Life Cap:	5.998%
First Liens:	94.51%	Weighted Average First Periodic Cap:	2.534%
Second Liens:	5.49%	Weighted Average Periodic Cap:	1.499%

(1) For Mortgage Loans with Interest Only Periods.
(2) For Mortgage Loans that were scored.
(3) For Mortgage Loans with Prepayment Penalties.

Product Type of the Group II Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Balloon 30/40	56	$22,926,440	4.03%	7.370%	662	78.64%	355	72.99%
Fixed 10yr	10	643,392	0.11	11.503	647	99.88	116	36.38
Fixed 15yr	21	951,033	0.17	8.717	660	92.71	176	89.06
Fixed 20yr	4	491,060	0.09	8.213	670	85.92	235	100.00
Fixed 30yr	462	66,170,387	11.62	9.000	660	88.15	356	68.01
ARM 2yr/6mo	542	163,326,840	28.68	8.634	613	80.50	355	42.58
ARM 2yr/6mo - IO	206	90,581,045	15.91	7.575	652	81.14	355	76.91
ARM 2yr/6mo - 40 yr Amterm	506	211,651,462	37.16	8.189	640	81.10	355	38.31
ARM 3yr/6mo	9	3,893,063	0.68	8.731	609	79.56	355	42.68
ARM 3yr/6mo - IO	7	4,110,479	0.72	6.959	667	80.95	356	100.00
ARM 3yr/6mo - 40 yr Amterm	8	3,915,284	0.69	7.804	654	84.55	355	66.85
ARM 5yr/6mo	3	354,403	0.06	9.122	548	65.18	355	100.00
ARM 5yr/6mo - 40 yr Amterm	1	494,310	0.09	7.350	638	83.90	356	100.00
Total/Weighted Average:	1,835	$569,509,199	100.00%	8.277%	638	81.70%	355	51.42%

Lien of the Group II Mortgage Loans
Lien	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1st	1,441	$538,241,364	94.51%	8.111%	637	80.65%	355	51.68%
2nd	394	31,267,835	5.49	11.124	658	99.78	348	46.92
Total/Weighted Average:	1,835	$569,509,199	100.00%	8.277%	638	81.70%	355	51.42%

Principal Balances at Origination of the Group II Mortgage Loans
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1 - 50,000	122	$4,268,226	0.75%	11.438%	645	97.78%	329	66.03%
50,001 - 100,000	241	18,308,059	3.21	10.482	633	92.25	350	55.13
100,001 - 150,000	212	26,102,710	4.57	9.590	627	87.76	354	61.36
150,001 - 200,000	173	30,389,155	5.33	8.870	622	81.77	356	55.51
200,001 - 250,000	129	28,851,086	5.06	8.416	626	80.79	355	60.28
250,001 - 300,000	103	28,394,368	4.98	8.311	633	80.45	356	43.75
300,001 - 350,000	101	32,817,179	5.75	8.050	641	81.73	354	47.40
350,001 - 400,000	91	34,147,730	5.98	7.952	652	80.74	356	49.78
400,001 - 450,000	146	62,635,757	10.98	8.117	632	81.07	355	39.56
450,001 - 500,000	154	73,369,196	12.86	8.011	640	80.48	355	47.36
500,001 - 550,000	100	52,400,927	9.18	7.850	649	82.28	354	54.10
550,001 - 600,000	76	43,709,671	7.66	8.120	633	79.93	355	45.94
600,001 - 650,000	57	35,665,963	6.25	8.331	639	81.88	355	45.60
650,001 - 700,000	46	31,257,237	5.48	8.132	647	82.98	355	54.29
700,001 - 750,000	33	23,971,807	4.20	8.259	619	81.36	355	45.19
750,001 - 800,000	28	21,915,722	3.84	8.036	628	77.87	355	57.17
800,001 - 850,000	5	4,204,250	0.74	7.720	660	84.18	356	59.85
850,001 - 900,000	2	1,745,130	0.31	7.098	713	77.48	355	100.00
900,001 - 950,000	2	1,860,000	0.33	6.639	697	79.16	356	100.00
950,001 - 1,000,000	9	8,817,000	1.55	7.077	654	76.16	355	100.00
1,000,001 - 1,050,000	1	1,006,600	0.18	6.500	642	67.11	353	100.00
1,050,001 - 1,100,000	2	2,119,295	0.37	6.825	689	76.53	355	100.00
1,100,001 - 1,150,000	1	1,129,350	0.20	7.750	681	66.35	356	100.00
1,450,001 - 1,500,000	1	1,500,000	0.26	6.950	749	75.00	354	100.00
Total/Weighted Average:	1,835	$570,586,419	100.00%	8.277%	638	81.70%	355	51.42%

Remaining Principal Balance of the Group II Mortgage Loans
Remaining Principal Balance ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1 - 50,000	123	$4,283,530	0.75%	11.426%	644	97.57%	330	66.42%
50,001 - 100,000	241	18,303,497	3.21	10.466	633	92.25	350	55.25
100,001 - 150,000	211	25,947,285	4.56	9.599	627	87.77	354	61.21
150,001 - 200,000	174	30,528,472	5.36	8.864	622	81.76	356	55.15
200,001 - 250,000	129	28,848,463	5.07	8.406	627	80.79	355	61.04
250,001 - 300,000	103	28,387,583	4.98	8.330	632	80.50	356	43.85
300,001 - 350,000	101	32,803,710	5.76	8.054	642	81.79	354	46.41
350,001 - 400,000	91	34,142,099	6.00	7.957	651	80.52	356	49.71
400,001 - 450,000	147	63,030,991	11.07	8.112	632	81.20	355	39.96
450,001 - 500,000	152	72,335,274	12.70	8.007	640	80.42	355	47.33
500,001 - 550,000	100	52,307,209	9.18	7.850	649	82.28	354	54.10
550,001 - 600,000	77	44,238,232	7.77	8.118	633	79.93	355	45.31
600,001 - 650,000	56	35,012,775	6.15	8.338	639	81.91	355	46.38
650,001 - 700,000	47	31,903,618	5.60	8.118	648	83.13	355	55.29
700,001 - 750,000	33	23,971,669	4.21	8.228	620	81.06	355	45.30
750,001 - 800,000	27	21,128,315	3.71	8.089	626	77.80	355	55.65
800,001 - 850,000	5	4,200,360	0.74	7.720	660	84.18	356	59.85
850,001 - 900,000	2	1,743,382	0.31	7.098	713	77.48	355	100.00
900,001 - 950,000	2	1,854,229	0.33	6.639	697	79.16	356	100.00
950,001 - 1,000,000	9	8,804,256	1.55	7.077	654	76.16	355	100.00
1,000,001 - 1,050,000	1	1,000,126	0.18	6.500	642	67.11	353	100.00
1,050,001 - 1,100,000	2	2,112,333	0.37	6.825	689	76.53	355	100.00
1,100,001 - 1,150,000	1	1,129,350	0.20	7.750	681	66.35	356	100.00
1,450,001 - 1,500,000	1	1,492,441	0.26	6.950	749	75.00	354	100.00
Total/Weighted Average:	1,835	$569,509,199	100.00%	8.277%	638	81.70%	355	51.42%

Original Terms of the Group II Mortgage Loans
Original Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
120	10	$643,392	0.11%	11.503%	647	99.88%	116	36.38%
180	21	951,033	0.17	8.717	660	92.71	176	89.06
240	4	491,060	0.09	8.213	670	85.92	235	100.00
360	1,800	567,423,714	99.63	8.272	638	81.66	355	51.33
Total/Weighted Average:	1,835	$569,509,199	100.00%	8.277%	638	81.70%	355	51.42%

Remaining Terms of the Group II Mortgage Loans
Remaining Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
60 - 119	10	$643,392	0.11%	11.503%	647	99.88%	116	36.38%
120 - 179	21	951,033	0.17	8.717	660	92.71	176	89.06
180 - 239	4	491,060	0.09	8.213	670	85.92	235	100.00
300 - 359	1,800	567,423,714	99.63	8.272	638	81.66	355	51.33
Total/Weighted Average:	1,835	$569,509,199	100.00%	8.277%	638	81.70%	355	51.42%

Original Loan-to-Value Ratio of the Group II Mortgage Loans
Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Less than or equal to 50.00	18	$4,007,887	0.70%	9.091%	588	40.94%	355	57.39%
50.01 - 55.00	5	1,676,356	0.29	8.268	559	52.34	354	73.22
55.01 - 60.00	10	2,840,677	0.50	7.966	662	57.73	356	32.41
60.01 - 65.00	33	10,755,357	1.89	8.142	590	64.09	355	57.84
65.01 - 70.00	52	18,419,070	3.23	8.930	569	68.58	355	53.11
70.01 - 75.00	86	33,947,526	5.96	8.544	592	74.00	355	47.62
75.01 - 80.00	867	325,600,047	57.17	7.937	650	79.87	355	43.76
80.01 - 85.00	134	51,310,199	9.01	8.002	623	84.29	355	75.14
85.01 - 90.00	177	67,483,801	11.85	8.312	628	89.68	354	69.37
90.01 - 95.00	63	14,503,099	2.55	8.869	643	94.66	353	57.44
95.01 - 100.00	390	38,965,180	6.84	10.627	659	99.94	350	51.48
Total/Weighted Average:	1,835	$569,509,199	100.00%	8.277%	638	81.70%	355	51.42%

Original Combined Loan-to-Value Ratio of the Group II Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc(%)
Less than or equal to 50.00	18	$4,007,887	0.70%	9.091%	588	40.94%	355	57.39%
50.01 - 55.00	4	1,148,075	0.20	7.517	586	52.74	355	60.90
55.01 - 60.00	7	1,807,455	0.32	8.150	646	56.82	356	37.96
60.01 - 65.00	34	11,283,638	1.98	8.224	586	63.50	355	59.81
65.01 - 70.00	47	15,954,905	2.80	8.955	563	68.64	355	54.24
70.01 - 75.00	81	30,400,011	5.34	8.643	587	73.98	355	44.03
75.01 - 80.00	145	54,619,007	9.59	8.155	609	79.35	355	55.57
80.01 - 85.00	104	41,215,474	7.24	7.967	628	83.77	355	70.77
85.01 - 90.00	149	59,874,582	10.51	8.208	629	87.83	354	66.20
90.01 - 95.00	124	38,683,916	6.79	8.423	636	87.62	354	61.63
95.01 - 100.00	1,122	310,514,248	54.52	8.259	657	82.79	355	44.24
Total/Weighted Average:	1,835	$569,509,199	100.00%	8.277%	638	81.70%	355	51.42%

Mortgage Rate of the Group II Mortgage Loans
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
5.000 - 5.499	1	$488,000	0.09%	5.450%	665	80.00%	356	100.00%
5.500 - 5.999	12	5,485,059	0.96	5.901	682	76.18	355	100.00
6.000 - 6.499	31	15,711,475	2.76	6.276	683	79.48	349	100.00
6.500 - 6.999	132	60,736,088	10.66	6.769	672	79.24	355	94.78
7.000 - 7.499	145	56,529,956	9.93	7.263	651	79.85	355	82.38
7.500 - 7.999	309	122,218,317	21.46	7.773	645	80.81	355	52.80
8.000 - 8.499	234	86,817,719	15.24	8.275	641	82.05	355	33.32
8.500 - 8.999	269	99,939,347	17.55	8.735	631	81.84	355	25.26
9.000 - 9.499	148	49,588,249	8.71	9.234	601	81.60	355	37.69
9.500 - 9.999	149	32,190,795	5.65	9.752	583	82.34	355	46.62
10.000 - 10.499	70	7,560,877	1.33	10.190	611	89.41	351	63.63
10.500 - 10.999	96	12,167,798	2.14	10.720	622	89.02	353	19.90
11.000 - 11.499	102	9,198,979	1.62	11.249	629	94.03	347	29.23
11.500 - 11.999	42	4,117,753	0.72	11.786	597	85.10	350	57.69
12.000 - 12.499	26	1,564,414	0.27	12.228	611	94.85	349	71.65
12.500 - 12.999	52	4,022,707	0.71	12.706	618	95.93	347	28.30
13.000 - 13.499	14	1,041,992	0.18	13.103	626	99.47	336	2.64
13.500 - 13.999	3	129,673	0.02	13.890	577	74.26	300	30.88
Total/Weighted Average:	1,835	$569,509,199	100.00%	8.277%	638	81.70%	355	51.42%

FICO Score at Origination of the Group II Mortgage Loans
FICO Score at Origination	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
500	2	$457,186	0.08%	10.081%	500	73.31%	356	60.69%
501 - 520	56	17,893,323	3.14	9.714	510	73.11	355	70.82
521 - 540	72	22,246,081	3.91	9.348	532	74.19	355	54.10
541 - 560	63	18,012,646	3.16	9.139	551	78.50	355	63.76
561 - 580	80	23,100,075	4.06	8.838	571	80.29	355	56.53
581 - 600	139	41,637,124	7.31	8.415	591	82.10	355	70.99
601 - 620	173	54,721,372	9.61	8.237	611	82.54	355	61.38
621 - 640	368	106,790,023	18.75	8.404	630	82.82	355	41.56
641 - 660	302	91,098,857	16.00	8.016	649	82.36	355	47.73
661 - 680	247	77,660,980	13.64	8.048	669	83.38	355	47.88
681 - 700	149	47,203,974	8.29	7.850	689	82.42	353	47.07
701 - 720	85	33,999,549	5.97	7.683	710	80.99	355	48.23
721 - 740	57	18,292,631	3.21	7.952	729	84.69	355	46.27
741 - 760	24	9,316,697	1.64	7.949	749	81.02	355	42.59
761 - 780	9	3,180,093	0.56	7.866	769	80.83	356	34.54
781 - 800	8	3,710,394	0.65	7.325	786	78.91	355	75.21
Greater than 800	1	188,194	0.03	7.150	808	80.00	356	100.00
Total/Weighted Average:	1,835	$569,509,199	100.00%	8.277%	638	81.70%	355	51.42%

Documentation Type of the Group II Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Full/Alternative	984	$292,842,590	51.42%	7.859%	632	82.22%	355	100.00%
Stated Income/Verified Assets	92	33,054,856	5.80	9.103	607	86.79	354	0.00
Stated/Stated Documentation	759	243,611,753	42.78	8.667	649	80.39	355	0.00
Total/Weighted Average:	1,835	$569,509,199	100.00%	8.277%	638	81.70%	355	51.42%
Occupancy Status of the Group II Mortgage Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Owner-Occupied	1,748	$546,781,895	96.01%	8.255%	637	81.63%	355	50.43%
Investor	79	19,850,108	3.49	8.865	642	83.52	354	73.13
2nd Home	8	2,877,196	0.51	8.266	678	83.76	356	89.47
Total/Weighted Average:	1,835	$569,509,199	100.00%	8.277%	638	81.70%	355	51.42%

Loan Purpose of the Group II Mortgage Loans
Purpose	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Purchase	1,205	$339,059,728	59.54%	8.358%	653	83.31%	355	43.96%
Refinance - Cash Out	607	221,708,503	38.93	8.163	615	79.25	355	61.64
Refinance - Rate/Term	23	8,740,969	1.53	8.016	623	81.86	344	81.83
Total/Weighted Average:	1,835	$569,509,199	100.00%	8.277%	638	81.70%	355	51.42%

Property Type of the Group II Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Single Family	1,402	$436,202,719	76.59%	8.227%	635	81.23%	355	53.14%
2-4 Family	239	77,500,106	13.61	8.392	659	82.81	354	31.44
Condominium	137	36,778,463	6.46	8.366	642	81.75	355	67.24
PUD	55	18,654,045	3.28	8.763	593	87.85	355	63.25
Townhouse	2	373,866	0.07	9.581	617	96.27	355	37.27
Total/Weighted Average:	1,835	$569,509,199	100.00%	8.277%	638	81.70%	355	51.42%

Geographic Distribution of the Group II Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
California	487	$198,149,110	34.79%	8.026%	644	81.43%	355	53.02%
New York	213	81,886,552	14.38	8.248	648	81.94	354	36.72
Florida	297	75,716,393	13.30	8.539	624	80.87	355	51.68
New Jersey	110	32,115,271	5.64	8.708	635	81.87	355	41.64
Maryland	109	30,684,800	5.39	8.416	619	80.35	355	64.91
Illinois	95	21,134,333	3.71	8.901	642	83.47	354	40.90
Virginia	46	19,081,361	3.35	8.110	637	82.75	356	58.17
Massachusetts	44	14,401,773	2.53	8.530	627	81.32	355	50.60
Arizona	43	10,341,071	1.82	8.097	629	83.13	355	69.24
Texas	35	9,311,824	1.64	7.983	632	79.03	355	70.63
Georgia	56	8,117,643	1.43	8.441	638	82.28	353	56.84
Connecticut	23	7,334,094	1.29	8.373	661	84.89	355	23.77
Nevada	22	7,094,085	1.25	8.489	632	81.84	355	31.28
Minnesota	19	5,571,068	0.98	8.493	621	81.60	354	76.05
Washington	23	5,085,578	0.89	7.860	644	82.64	355	88.37
Hawaii	16	4,924,448	0.86	7.924	672	84.10	354	53.44
Colorado	23	4,668,045	0.82	7.766	628	83.27	356	87.99
District of Columbia	13	4,501,361	0.79	8.271	652	81.39	356	21.53
Pennsylvania	22	4,292,275	0.75	8.793	621	83.95	355	61.77
Michigan	21	3,184,548	0.56	8.970	605	84.87	356	57.44
North Carolina	19	2,705,930	0.48	8.590	613	80.03	355	69.70
Ohio	10	2,470,890	0.43	8.305	648	84.61	355	69.77
New Mexico	8	1,837,482	0.32	8.187	623	81.21	356	83.82
Wisconsin	10	1,825,693	0.32	8.741	616	84.49	355	67.44
Indiana	8	1,796,210	0.32	9.133	625	83.07	355	34.27
Rhode Island	6	1,696,556	0.30	7.491	629	81.65	356	68.61
Tennessee	10	1,678,277	0.29	7.499	624	82.38	353	99.12
Oregon	7	1,644,185	0.29	7.660	640	83.50	356	89.08
Missouri	10	1,145,743	0.20	8.997	615	79.01	355	38.18
Utah	3	1,144,302	0.20	7.449	661	81.04	320	79.24
South Carolina	7	927,864	0.16	8.797	603	83.69	356	79.82
Delaware	3	799,695	0.14	9.430	582	81.62	355	0.00
New Hampshire	3	539,896	0.09	8.554	576	85.58	356	100.00
Idaho	3	411,359	0.07	8.461	662	89.15	356	46.81
Kentucky	3	363,426	0.06	9.658	648	93.86	340	61.70
Oklahoma	2	266,534	0.05	10.458	540	80.96	356	19.10
Nebraska	2	239,637	0.04	8.095	619	84.12	354	100.00
Kansas	2	229,986	0.04	8.202	595	84.10	355	100.00
Iowa	1	105,097	0.02	9.650	551	90.00	356	100.00
West Virginia	1	84,804	0.01	8.800	630	85.00	356	100.00
Total/Weighted Average:	1,835	$569,509,199	100.00%	8.277%	638	81.70%	355	51.42%

Original Prepayment Penalty Term of the Group II Mortgage Loans
Original Prepayment Penalty Term (mos.)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
No Prepay Penalty	741	$219,207,708	38.49%	8.570%	640	82.08%	355	42.61%
12	134	54,123,623	9.50	8.096	640	80.88	353	60.71
24	754	229,789,907	40.35	8.238	632	81.71	355	52.67
30	1	186,922	0.03	7.125	739	80.00	356	100.00
36	205	66,201,040	11.62	7.593	649	81.13	354	68.50
Total/Weighted Average:	1,835	$569,509,199	100.00%	8.277%	638	81.70%	355	51.42%

Margin of the Group II Mortgage Loans - ARM Loans
Margin (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
3.000 - 3.499	3	$1,291,999	0.27%	5.542%	664	80.00%	356	100.00%
3.500 - 3.999	5	2,065,929	0.43	5.908	651	79.74	354	100.00
4.000 - 4.499	32	15,527,012	3.25	6.505	672	80.37	355	100.00
4.500 - 4.999	98	40,648,163	8.50	6.912	663	80.34	355	91.29
5.000 - 5.499	177	71,126,644	14.87	7.442	649	79.76	355	78.57
5.500 - 5.999	248	96,659,107	20.21	7.898	646	81.33	355	41.13
6.000 - 6.499	270	104,031,306	21.75	8.405	641	82.11	355	29.65
6.500 - 6.999	449	146,976,727	30.73	9.260	600	80.57	355	32.02
Total/Weighted Average:	1,282	$478,326,887	100.00%	8.215%	633	80.91%	355	47.99%

Minimum Rate of the Group II Mortgage Loans - ARM Loans
Minimum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
5.000 - 5.499	1	$488,000	0.10%	5.450%	665	80.00%	356	100.00%
5.500 - 5.999	7	2,869,928	0.60	5.821	654	79.81	355	100.00
6.000 - 6.499	14	6,901,799	1.44	6.319	675	80.50	355	100.00
6.500 - 6.999	92	39,621,395	8.28	6.814	669	79.94	355	95.92
7.000 - 7.499	128	51,689,251	10.81	7.264	650	80.07	356	82.21
7.500 - 7.999	277	110,726,893	23.15	7.772	646	80.88	355	51.40
8.000 - 8.499	222	83,513,851	17.46	8.276	642	82.07	355	32.28
8.500 - 8.999	257	96,453,358	20.16	8.732	630	81.84	355	24.03
9.000 - 9.499	137	47,582,609	9.95	9.230	599	81.41	355	37.10
9.500 - 9.999	87	26,411,032	5.52	9.736	568	79.38	355	37.83
10.000 - 10.499	22	3,576,993	0.75	10.229	552	78.21	355	28.99
10.500 - 10.999	18	4,675,552	0.98	10.638	550	76.75	356	22.75
11.000 - 11.499	8	1,816,853	0.38	11.180	529	75.55	355	23.81
11.500 - 11.999	9	1,559,940	0.33	11.797	527	61.97	355	77.16
12.000 - 12.499	1	49,881	0.01	12.000	519	62.50	352	100.00
12.500 - 12.999	1	299,918	0.06	12.750	518	50.00	356	100.00
13.500 - 13.999	1	89,633	0.02	13.950	546	65.00	356	0.00
Total/Weighted Average:	1,282	$478,326,887	100.00%	8.215%	633	80.91%	355	47.99%

Maximum Rate of the Group II Mortgage Loans - ARM Loans
Maximum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
11.000 - 11.499	1	$488,000	0.10%	5.450%	665	80.00%	356	100.00%
11.500 - 11.999	7	2,869,928	0.60	5.821	654	79.81	355	100.00
12.000 - 12.499	15	7,148,801	1.49	6.427	670	80.82	355	100.00
12.500 - 12.999	91	39,445,586	8.25	6.803	669	79.90	355	95.90
13.000 - 13.499	128	51,689,251	10.81	7.264	650	80.07	356	82.21
13.500 - 13.999	277	110,726,893	23.15	7.772	646	80.88	355	51.40
14.000 - 14.499	222	83,513,851	17.46	8.276	642	82.07	355	32.28
14.500 - 14.999	257	96,453,358	20.16	8.732	630	81.84	355	24.03
15.000 - 15.499	137	47,511,416	9.93	9.229	600	81.40	355	37.01
15.500 - 15.999	87	26,411,032	5.52	9.736	568	79.38	355	37.83
16.000 - 16.499	22	3,576,993	0.75	10.229	552	78.21	355	28.99
16.500 - 16.999	18	4,675,552	0.98	10.638	550	76.75	356	22.75
17.000 - 17.499	8	1,816,853	0.38	11.180	529	75.55	355	23.81
17.500 - 17.999	9	1,559,940	0.33	11.797	527	61.97	355	77.16
18.000 - 18.499	1	49,881	0.01	12.000	519	62.50	352	100.00
18.500 - 18.999	1	299,918	0.06	12.750	518	50.00	356	100.00
19.500 - 19.999	1	89,633	0.02	13.950	546	65.00	356	0.00
Total/Weighted Average:	1,282	$478,326,887	100.00%	8.215%	633	80.91%	355	47.99%

Life Cap of the Group II Mortgage Loans - ARM Loans
Life Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
3.000 - 3.499	1	$247,002	0.05%	9.450%	550	90.00%	356	100.00%
6.000 - 6.499	1,281	478,079,885	99.95	8.214	633	80.90	355	47.96
Total/Weighted Average:	1,282	$478,326,887	100.00%	8.215%	633	80.91%	355	47.99%

First Periodic Cap of the Group II Mortgage Loans - ARM Loans
First Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
2.000 - 2.499	572	$222,706,625	46.56%	8.283%	629	80.81%	355	44.92%
3.000 - 3.499	710	255,620,261	53.44	8.155	637	81.00	356	50.66
Total/Weighted Average:	1,282	$478,326,887	100.00%	8.215%	633	80.91%	355	47.99%

Periodic Cap of the Group II Mortgage Loans - ARM Loans
Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1.000 - 1.499	1	$785,962	0.16%	8.600%	599	90.00%	355	100.00%
1.500 - 1.999	1,281	477,540,925	99.84	8.214	633	80.89	355	47.90
Total/Weighted Average:	1,282	$478,326,887	100.00%	8.215%	633	80.91%	355	47.99%

Next Rate Adjustment Date of the Group II Mortgage Loans - ARM Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
December 2007	2	$300,757	0.06%	8.309%	593	87.03%	350	100.00%
January 2008	5	2,157,454	0.45	8.376	617	87.09	351	34.74
February 2008	12	4,523,128	0.95	8.113	617	82.26	352	64.49
March 2008	46	18,305,483	3.83	8.614	612	79.89	353	40.23
April 2008	98	41,044,705	8.58	8.162	631	79.77	354	38.96
May 2008	318	118,595,093	24.79	8.276	628	81.29	355	50.29
June 2008	773	280,632,727	58.67	8.188	638	80.89	356	47.51
March 2009	1	660,786	0.14	7.950	607	80.00	353	100.00
April 2009	2	1,386,729	0.29	8.648	641	87.44	354	49.59
May 2009	6	3,403,856	0.71	7.764	642	78.95	355	59.68
June 2009	15	6,467,455	1.35	7.651	649	82.06	356	77.46
May 2011	2	241,934	0.05	9.829	528	58.29	355	100.00
June 2011	2	606,779	0.13	7.396	629	83.18	356	100.00
Total/Weighted Average:	1,282	$478,326,887	100.00%	8.215%	633	80.91%	355	47.99%

SUMMARY OF THE MORTGAGE LOANS

Number of Mortgage Loans:	5,885	Fixed Non-Balloon Loans:	14.48%
Aggregate Principal Balance:	$1,269,701,153	Purpose:
Average Principal Balance:	$215,752	Purchase:	52.48%
Low Principal Balance:	$11,445	Refinance - Cashout:	46.00%
High Principal Balance:	$1,492,441	Refinance - Rate/Term:	1.52%
W.A. Coupon:	8.471%	Property Type:
Low Coupon:	5.450%	Single Family Residence:	77.63%
High Coupon:	14.100%	2-4 Family:	12.51%
W.A. Stated Remaining Term:	355 months	Condo:	6.46%
Low Stated Remaining Term:	115 months	PUD:	3.33%
High Stated Remaining Term:	356 months	Townhouse:	0.07%
W.A. Seasoning:	5 months	Occupancy Status:
Latest Maturity Date:	June 1, 2036	Owner-Occupied:	94.07%
State Concentration (>5%):		Investment:	5.42%
California:	24.93%	Second Home:	0.50%
Florida:	16.15%	Documentation:
New York:	11.98%	Full/Alt:	54.53%
Maryland:	6.45%	Stated Income/Verified Assets:	5.64%
New Jersey:	6.32%	Stated/Stated Documentation:	39.83%
Interest Only Mortgage Loans:	12.18%
W.A. Interest Only Period(1):	60 Months	% of Loans with LTV > 80 (First Liens):	26.42
W.A. Original LTV:	81.14%	% of Loans with LTV > 80, No MI (First Liens):	26.42
Low LTV:	11.43%
High LTV:	100.00%	Loans with Prepayment Penalties:	60.81%
W.A. CLTV:	89.83%	Weighted Average Prepayment Penalty Term(3):	25 months
Low CLTV:	11.43%
High CLTV:	100.00%	ARM Loans:
W.A. FICO Score (2):	627	Weighted Average Margin:	6.081%
Index Type:		Weighted Average Max. Rate:	14.366%
6 Month LIBOR:	81.73%	Weighted Average Min. Rate:	8.366%
Fixed:	18.27%	Weighted Average Life Cap:	6.000%
First Liens:	93.10%	Weighted Average First Periodic Cap:	2.551%
Second Liens:	6.90%	Weighted Average Periodic Cap:	1.500%

(1) For Mortgage Loans with Interest Only Periods.
(2) For Mortgage Loans that were scored.
(3) For Mortgage Loans with Prepayment Penalties.

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Balloon 30/40	163	$48,039,461	3.78%	7.515%	652	77.82%	355	75.16%
Fixed 10yr	15	962,673	0.08	11.880	635	99.92	116	36.34
Fixed 15yr	98	2,747,399	0.22	10.265	649	94.16	176	63.83
Fixed 20yr	10	946,996	0.07	8.808	643	80.26	235	92.46
Fixed 30yr	1,586	179,254,353	14.12	9.282	650	88.03	356	65.65
ARM 2yr/6mo	2,126	449,827,927	35.43	8.782	605	79.13	355	46.38
ARM 2yr/6mo - IO	441	149,535,620	11.78	7.544	647	81.16	355	82.47
ARM 2yr/6mo - 40yr Amterm	1,389	420,493,481	33.12	8.230	631	80.60	355	45.33
ARM 3yr/6mo	20	5,531,105	0.44	8.798	601	80.84	355	56.02
ARM 3yr/6mo - IO	11	5,058,779	0.40	7.145	658	79.93	356	97.63
ARM 3yr/6mo - 40yr Amterm	16	5,503,950	0.43	7.982	648	82.98	355	64.88
ARM 5yr/6mo	5	829,635	0.07	8.538	585	78.05	356	100.00
ARM 5yr/6mo - 40yr Amterm	5	969,774	0.08	7.771	624	77.41	355	65.46
Total/Weighted Average:	5,885	$1,269,701,153	100.00%	8.471%	627	81.14%	355	54.53%

Lien of the Mortgage Loans
Lien	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1st	4,576	$1,182,141,295	93.10%	8.271%	625	79.76%	355	55.00%
2nd	1,309	87,559,858	6.90	11.165	653	99.72	349	48.26
Total/Weighted Average:	5,885	$1,269,701,153	100.00%	8.471%	627	81.14%	355	54.53%

Principal Balances at Origination of the Mortgage Loans
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1 - 50,000	570	$20,034,468	1.57%	11.269%	642	97.96%	335	59.10%
50,001 - 100,000	1,031	78,195,861	6.15	10.185	628	88.81	353	57.64
100,001 - 150,000	924	114,938,545	9.03	9.179	614	82.22	355	63.20
150,001 - 200,000	879	153,665,641	12.08	8.699	613	79.24	355	59.47
200,001 - 250,000	578	130,276,082	10.24	8.419	615	78.66	355	57.62
250,001 - 300,000	454	124,928,921	9.82	8.290	621	79.79	355	56.21
300,001 - 350,000	383	124,411,352	9.78	8.097	627	80.46	355	52.43
350,001 - 400,000	298	111,457,434	8.76	8.048	636	80.75	355	49.28
400,001 - 450,000	208	88,385,738	6.95	8.109	632	80.89	355	43.98
450,001 - 500,000	182	86,498,546	6.80	8.005	639	80.36	355	45.05
500,001 - 550,000	111	58,109,427	4.57	7.883	648	82.23	354	52.32
550,001 - 600,000	78	44,845,671	3.52	8.120	633	80.00	355	47.30
600,001 - 650,000	58	36,285,963	2.85	8.309	642	81.85	355	44.82
650,001 - 700,000	47	31,920,237	2.51	8.120	646	83.02	355	55.24
700,001 - 750,000	33	23,971,807	1.88	8.259	619	81.36	355	45.19
750,001 - 800,000	28	21,915,722	1.72	8.036	628	77.87	355	57.17
800,001 - 850,000	5	4,204,250	0.33	7.720	660	84.18	356	59.85
850,001 - 900,000	2	1,745,130	0.14	7.098	713	77.48	355	100.00
900,001 - 950,000	2	1,860,000	0.15	6.639	697	79.16	356	100.00
950,001 - 1,000,000	9	8,817,000	0.69	7.077	654	76.16	355	100.00
1,000,001 - 1,050,000	1	1,006,600	0.08	6.500	642	67.11	353	100.00
1,050,001 - 1,100,000	2	2,119,295	0.17	6.825	689	76.53	355	100.00
1,100,001 - 1,150,000	1	1,129,350	0.09	7.750	681	66.35	356	100.00
1,450,001 - 1,500,000	1	1,500,000	0.12	6.950	749	75.00	354	100.00
Total/Weighted Average:	5,885	$1,272,223,041	100.00%	8.471%	627	81.14%	355	54.53%

Remaining Principal Balance of the Mortgage Loans
Remaining Principal Balance ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1 - 50,000	573	$20,110,091	1.58%	11.259%	642	97.82%	335	59.15%
50,001 - 100,000	1,030	78,065,413	6.15	10.179	628	88.78	353	57.73
100,001 - 150,000	924	114,782,765	9.04	9.182	614	82.26	355	63.23
150,001 - 200,000	879	153,440,636	12.08	8.696	613	79.21	355	59.36
200,001 - 250,000	579	130,369,540	10.27	8.417	615	78.69	355	57.89
250,001 - 300,000	452	124,238,695	9.78	8.294	620	79.77	355	56.05
300,001 - 350,000	384	124,570,587	9.81	8.101	627	80.47	355	52.30
350,001 - 400,000	300	112,156,305	8.83	8.038	636	80.66	355	49.65
400,001 - 450,000	206	87,527,134	6.89	8.116	632	81.01	355	43.48
450,001 - 500,000	180	85,428,773	6.73	8.001	639	80.31	355	44.99
500,001 - 550,000	111	58,005,631	4.57	7.883	648	82.23	354	52.32
550,001 - 600,000	79	45,372,000	3.57	8.118	633	80.00	355	46.68
600,001 - 650,000	57	35,631,597	2.81	8.315	642	81.88	355	45.58
650,001 - 700,000	48	32,565,524	2.56	8.106	646	83.17	355	56.20
700,001 - 750,000	33	23,971,669	1.89	8.228	620	81.06	355	45.30
750,001 - 800,000	27	21,128,315	1.66	8.089	626	77.80	355	55.65
800,001 - 850,000	5	4,200,360	0.33	7.720	660	84.18	356	59.85
850,001 - 900,000	2	1,743,382	0.14	7.098	713	77.48	355	100.00
900,001 - 950,000	2	1,854,229	0.15	6.639	697	79.16	356	100.00
950,001 - 1,000,000	9	8,804,256	0.69	7.077	654	76.16	355	100.00
1,000,001 - 1,050,000	1	1,000,126	0.08	6.500	642	67.11	353	100.00
1,050,001 - 1,100,000	2	2,112,333	0.17	6.825	689	76.53	355	100.00
1,100,001 - 1,150,000	1	1,129,350	0.09	7.750	681	66.35	356	100.00
1,450,001 - 1,500,000	1	1,492,441	0.12	6.950	749	75.00	354	100.00
Total/Weighted Average:	5,885	$1,269,701,153	100.00%	8.471%	627	81.14%	355	54.53%

Original Terms of the Mortgage Loans
Original Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
120	15	$962,673	0.08%	11.880%	635	99.92%	116	36.34%
180	98	2,747,399	0.22	10.265	649	94.16	176	63.83
240	10	946,996	0.07	8.808	643	80.26	235	92.46
360	5,762	1,265,044,086	99.63	8.464	627	81.10	355	54.50
Total/Weighted Average:	5,885	$1,269,701,153	100.00%	8.471%	627	81.14%	355	54.53%

Remaining Terms of the Mortgage Loans
Remaining Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
60 - 119	15	$962,673	0.08%	11.880%	635	99.92%	116	36.34%
120 - 179	98	2,747,399	0.22	10.265	649	94.16	176	63.83
180 - 239	10	946,996	0.07	8.808	643	80.26	235	92.46
300 - 359	5,762	1,265,044,086	99.63	8.464	627	81.10	355	54.50
Total/Weighted Average:	5,885	$1,269,701,153	100.00%	8.471%	627	81.14%	355	54.53%

Original Loan-to-Value Ratio of the Mortgage Loans
Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Less than or equal to 50.00	120	$19,708,599	1.55%	8.955%	582	40.40%	354	56.14%
50.01 - 55.00	47	9,754,086	0.77	8.330	592	53.09	355	60.72
55.01 - 60.00	87	17,462,950	1.38	8.696	593	57.66	355	45.71
60.01 - 65.00	163	36,460,704	2.87	8.772	579	63.75	355	50.98
65.01 - 70.00	218	52,500,369	4.13	8.953	574	68.97	355	49.98
70.01 - 75.00	308	80,106,038	6.31	8.630	585	74.04	355	52.18
75.01 - 80.00	2,427	653,891,032	51.50	8.057	640	79.87	355	47.05
80.01 - 85.00	373	101,910,936	8.03	8.162	614	84.45	355	74.38
85.01 - 90.00	615	153,231,627	12.07	8.457	622	89.70	355	74.63
90.01 - 95.00	198	39,620,220	3.12	8.662	636	94.66	354	69.42
95.01 - 100.00	1,329	105,054,592	8.27	10.707	653	99.92	350	52.84
Total/Weighted Average:	5,885	$1,269,701,153	100.00%	8.471%	627	81.14%	355	54.53%

Original Combined Loan-to-Value Ratio of the Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Less than or equal to 50.00	117	$19,173,934	1.51%	8.951%	582	40.41%	354	57.01%
50.01 - 55.00	48	9,558,712	0.75	8.280	595	52.70	355	57.82
55.01 - 60.00	83	16,366,876	1.29	8.760	587	57.55	355	47.34
60.01 - 65.00	164	36,988,985	2.91	8.788	578	63.58	355	51.68
65.01 - 70.00	207	49,093,822	3.87	8.970	571	68.99	355	50.57
70.01 - 75.00	296	74,514,024	5.87	8.702	581	73.92	355	50.37
75.01 - 80.00	499	131,213,307	10.33	8.436	594	79.40	355	55.70
80.01 - 85.00	295	83,219,528	6.55	8.175	614	84.12	355	70.63
85.01 - 90.00	505	131,157,801	10.33	8.402	621	88.65	355	70.96
90.01 - 95.00	340	81,668,010	6.43	8.411	634	88.73	355	67.96
95.01 - 100.00	3,331	636,746,153	50.15	8.435	652	83.64	355	48.10
Total/Weighted Average:	5,885	$1,269,701,153	100.00%	8.471%	627	81.14%	355	54.53%

Mortgage Rate of the Mortgage Loans
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
5.000 - 5.499	1	$488,000	0.04%	5.450%	665	80.00%	356	100.00%
5.500 - 5.999	32	11,066,049	0.87	5.894	669	75.61	355	98.40
6.000 - 6.499	78	28,411,719	2.24	6.280	678	77.60	352	98.37
6.500 - 6.999	317	109,819,319	8.65	6.779	666	78.11	355	91.54
7.000 - 7.499	412	120,393,325	9.48	7.261	647	79.36	355	82.71
7.500 - 7.999	810	235,379,576	18.54	7.767	638	80.35	355	61.78
8.000 - 8.499	705	186,695,015	14.70	8.267	635	81.74	355	43.14
8.500 - 8.999	907	231,714,013	18.25	8.745	620	81.31	355	36.17
9.000 - 9.499	539	119,961,781	9.45	9.241	598	80.76	355	38.78
9.500 - 9.999	623	95,389,191	7.51	9.743	581	81.03	355	50.54
10.000 - 10.499	297	32,499,952	2.56	10.196	587	83.55	354	53.17
10.500 - 10.999	306	32,939,291	2.59	10.742	605	85.65	354	20.34
11.000 - 11.499	356	27,362,286	2.16	11.252	623	91.02	350	35.56
11.500 - 11.999	136	14,061,035	1.11	11.770	588	80.19	353	50.97
12.000 - 12.499	126	9,061,944	0.71	12.207	593	88.79	350	53.83
12.500 - 12.999	182	10,763,805	0.85	12.680	619	97.88	343	23.36
13.000 - 13.499	50	3,246,430	0.26	13.077	626	99.83	337	3.19
13.500 - 13.999	7	378,470	0.03	13.807	614	90.67	337	20.88
14.000 - 14.499	1	69,949	0.01	14.100	532	50.00	356	0.00
Total/Weighted Average:	5,885	$1,269,701,153	100.00%	8.471%	627	81.14%	355	54.53%

FICO Score at Origination of the Mortgage Loans
FICO Score at Origination	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
500	9	$1,528,866	0.12%	9.925%	500	72.19%	355	75.53%
501 - 520	280	58,142,709	4.58	9.845	510	72.03	355	61.30
521 - 540	302	68,317,281	5.38	9.478	531	72.26	355	54.42
541 - 560	279	58,495,985	4.61	9.129	551	77.06	355	65.36
561 - 580	310	66,125,463	5.21	8.822	571	79.38	355	67.33
581 - 600	504	102,628,838	8.08	8.488	590	81.78	354	75.13
601 - 620	611	131,971,738	10.39	8.358	611	82.31	355	64.52
621 - 640	1,231	246,487,481	19.41	8.530	630	82.95	355	44.06
641 - 660	921	195,899,924	15.43	8.198	649	82.61	355	49.10
661 - 680	661	142,908,531	11.26	8.126	669	83.47	355	51.62
681 - 700	361	84,104,944	6.62	7.934	689	82.53	354	49.05
701 - 720	187	54,040,582	4.26	7.808	709	81.38	355	48.94
721 - 740	124	30,186,393	2.38	7.999	730	83.64	354	44.43
741 - 760	50	14,718,054	1.16	7.969	749	81.40	355	43.89
761 - 780	33	7,872,268	0.62	7.919	769	80.65	355	38.60
781 - 800	19	5,535,484	0.44	7.781	786	81.12	355	63.57
Greater than 800	3	736,613	0.06	7.045	803	91.49	355	100.00
Total/Weighted Average:	5,885	$1,269,701,153	100.00%	8.471%	627	81.14%	355	54.53%

Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Full/Alternative	3,361	$692,390,828	54.53%	8.095%	621	81.83%	355	100.00%
Stated Income/Verified Assets	299	71,640,258	5.64	9.342	602	86.39	355	0.00
Stated/Stated Documentation	2,225	505,670,067	39.83	8.861	639	79.44	355	0.00
Total/Weighted Average:	5,885	$1,269,701,153	100.00%	8.471%	627	81.14%	355	54.53%

Occupancy Status of the Mortgage Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Owner-Occupied	5,486	$1,194,449,663	94.07%	8.444%	627	81.18%	355	53.72%
Investor	374	68,867,141	5.42	8.940	636	80.33	355	67.74
2nd Home	25	6,384,349	0.50	8.322	645	82.36	356	64.81
Total/Weighted Average:	5,885	$1,269,701,153	100.00%	8.471%	627	81.14%	355	54.53%

Loan Purpose of the Mortgage Loans
Purpose	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Purchase	3,367	$666,344,909	52.48%	8.517%	648	83.76%	355	45.93%
Refinance - Cash Out	2,437	584,082,433	46.00	8.417	604	78.16	355	63.66
Refinance - Rate/Term	81	19,273,811	1.52	8.492	613	80.60	350	75.11
Total/Weighted Average:	5,885	$1,269,701,153	100.00%	8.471%	627	81.14%	355	54.53%

Property Type of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
Single Family	4,665	$985,671,913	77.63%	8.444%	625	80.80%	355	55.81%
2-4 Family	585	158,819,186	12.51	8.447	645	80.79	354	39.45
Condominium	442	82,053,477	6.46	8.611	635	81.85	355	58.63
PUD	185	42,243,071	3.33	8.897	590	88.76	355	73.13
Townhouse	8	913,506	0.07	9.439	615	93.48	344	68.86
Total/Weighted Average:	5,885	$1,269,701,153	100.00%	8.471%	627	81.14%	355	54.53%

Geographic Distribution of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
California	1,039	$316,541,249	24.93%	8.168%	638	80.94%	355	55.24%
Florida	1,113	205,110,249	16.15	8.659	618	80.36	355	53.87
New York	478	152,080,530	11.98	8.273	639	80.32	355	39.78
Maryland	384	81,870,610	6.45	8.588	617	80.73	355	63.92
New Jersey	329	80,297,522	6.32	8.831	624	80.30	355	42.67
Illinois	326	55,971,082	4.41	8.870	631	82.76	354	50.65
Virginia	181	42,101,427	3.32	8.539	619	80.73	355	55.65
Massachusetts	150	37,285,277	2.94	8.614	617	81.94	356	50.23
Georgia	276	34,751,946	2.74	8.603	624	83.69	353	66.47
Arizona	130	24,329,164	1.92	8.262	624	82.29	355	66.77
Connecticut	93	19,336,273	1.52	8.747	629	82.20	355	36.99
Hawaii	63	18,960,176	1.49	8.136	646	79.60	355	41.53
Texas	120	18,505,352	1.46	8.428	623	80.45	354	61.88
Washington	94	18,302,220	1.44	8.045	628	81.86	355	75.24
Nevada	69	16,719,656	1.32	8.491	621	81.76	355	46.72
Pennsylvania	117	15,593,508	1.23	9.064	601	80.87	355	61.30
Minnesota	80	14,515,305	1.14	8.313	618	81.59	354	76.35
Michigan	115	13,432,283	1.06	9.049	614	82.92	354	60.97
Colorado	82	13,091,262	1.03	8.103	628	83.43	356	89.58
North Carolina	109	12,851,544	1.01	8.779	610	84.23	354	76.41
District of Columbia	44	11,846,182	0.93	8.503	630	79.35	356	39.45
Ohio	65	8,304,100	0.65	8.508	625	85.98	353	72.58
Wisconsin	56	6,243,915	0.49	9.160	624	85.37	353	66.61
South Carolina	46	5,701,373	0.45	8.920	599	83.59	351	78.42
Rhode Island	25	5,400,102	0.43	8.319	613	80.65	355	61.79
Indiana	48	5,307,127	0.42	9.018	612	84.14	353	63.31
Oregon	29	5,025,455	0.40	7.991	622	80.35	356	84.16
Tennessee	38	4,834,796	0.38	8.204	635	83.38	355	86.03
Missouri	49	4,705,678	0.37	9.611	605	82.69	352	51.17
Idaho	27	3,815,558	0.30	8.610	608	82.91	353	63.62
New Mexico	21	3,707,544	0.29	8.115	627	83.21	354	84.18
New Hampshire	16	2,904,528	0.23	8.777	562	80.01	355	77.09
Utah	14	2,696,641	0.21	7.772	654	84.90	338	85.65
Delaware	14	2,230,914	0.18	9.319	571	80.90	354	46.89
West Virginia	10	1,258,064	0.10	8.928	580	82.08	355	75.01
Oklahoma	7	814,811	0.06	9.100	601	84.79	356	38.65
Kentucky	6	686,386	0.05	9.020	655	89.08	321	79.72
Arkansas	5	558,769	0.04	8.753	575	82.82	354	76.55
Kansas	5	547,115	0.04	9.044	574	87.52	355	100.00
Maine	2	465,919	0.04	8.949	607	89.98	356	64.42
Vermont	3	387,617	0.03	8.933	602	70.39	355	0.00
Iowa	5	372,287	0.03	8.968	595	86.82	345	100.00
Nebraska	2	239,637	0.02	8.095	619	84.12	354	100.00
Total/Weighted Average:	5,885	$1,269,701,153	100.00%	8.471%	627	81.14%	355	54.53%

Original Prepayment Penalty Term of the Mortgage Loans
Original Prepayment Penalty Term (mos.)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
No Prepay Penalty	2,326	$497,593,147	39.19%	8.689%	629	81.64%	355	48.32%
12	319	91,404,231	7.20	8.285	638	80.22	354	57.15
24	2,528	527,787,942	41.57	8.484	621	80.98	355	55.14
30	5	1,035,424	0.08	7.885	632	85.16	356	100.00
36	707	151,880,409	11.96	7.824	638	80.57	354	70.87
Total/Weighted Average:	5,885	$1,269,701,153	100.00%	8.471%	627	81.14%	355	54.53%

Margin of the Mortgage Loans - ARM Loans
Margin (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
3.000 - 3.499	4	$1,659,999	0.16%	5.577%	657	80.00%	356	100.00%
3.500 - 3.999	17	5,785,176	0.56	5.891	653	77.46	355	88.95
4.000 - 4.499	78	28,276,520	2.72	6.485	664	80.16	355	100.00
4.500 - 4.999	248	78,083,726	7.52	6.934	656	79.45	355	88.29
5.000 - 5.499	483	141,913,095	13.68	7.464	642	80.08	355	79.23
5.500 - 5.999	666	189,058,774	18.22	7.926	635	80.57	356	51.56
6.000 - 6.499	744	205,535,015	19.81	8.423	633	81.52	355	38.60
6.500 - 6.999	1,773	387,437,967	37.33	9.357	592	79.15	355	36.74
Total/Weighted Average:	4,013	$1,037,750,272	100.00%	8.367%	622	80.05%	355	51.61%
Minimum Rate of the Mortgage Loans - ARM Loans
Minimum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
5.000 - 5.499	1	$488,000	0.05%	5.450%	665	80.00%	356	100.00%
5.500 - 5.999	18	6,041,304	0.58	5.815	646	79.19	355	97.07
6.000 - 6.499	40	13,974,607	1.35	6.301	667	79.07	355	96.69
6.500 - 6.999	207	70,645,943	6.81	6.809	663	79.41	355	92.56
7.000 - 7.499	348	103,758,540	10.00	7.263	646	79.92	356	82.32
7.500 - 7.999	703	206,715,983	19.92	7.766	638	80.54	355	60.38
8.000 - 8.499	652	175,681,171	16.93	8.269	635	81.73	355	41.72
8.500 - 8.999	840	218,663,776	21.07	8.744	620	81.31	355	34.06
9.000 - 9.499	499	114,056,442	10.99	9.239	597	80.51	355	37.18
9.500 - 9.999	383	76,634,432	7.38	9.731	564	77.67	355	42.52
10.000 - 10.499	131	19,504,977	1.88	10.207	551	75.47	355	34.72
10.500 - 10.999	88	15,374,737	1.48	10.692	541	72.95	355	20.07
11.000 - 11.499	37	6,271,651	0.60	11.227	536	66.90	355	30.19
11.500 - 11.999	43	6,862,802	0.66	11.739	541	61.23	355	61.20
12.000 - 12.499	19	2,557,112	0.25	12.203	533	63.86	355	42.11
12.500 - 12.999	2	359,212	0.03	12.733	517	51.61	356	100.00
13.500 - 13.999	1	89,633	0.01	13.950	546	65.00	356	0.00
14.000 - 14.499	1	69,949	0.01	14.100	532	50.00	356	0.00
Total/Weighted Average:	4,013	$1,037,750,272	100.00%	8.367%	622	80.05%	355	51.61%

Maximum Rate of the Mortgage Loans - ARM Loans
Maximum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
11.000 - 11.499	1	$488,000	0.05%	5.450%	665	80.00%	356	100.00%
11.500 - 11.999	18	6,041,304	0.58	5.815	646	79.19	355	97.07
12.000 - 12.499	41	14,221,609	1.37	6.355	665	79.26	356	96.75
12.500 - 12.999	206	70,470,134	6.79	6.803	663	79.39	355	92.54
13.000 - 13.499	348	103,758,540	10.00	7.263	646	79.92	356	82.32
13.500 - 13.999	702	206,595,014	19.91	7.766	638	80.54	355	60.36
14.000 - 14.499	651	175,577,735	16.92	8.269	635	81.73	355	41.69
14.500 - 14.999	841	218,784,745	21.08	8.743	620	81.31	355	34.09
15.000 - 15.499	500	114,088,685	10.99	9.238	597	80.51	355	37.20
15.500 - 15.999	383	76,634,432	7.38	9.731	564	77.67	355	42.52
16.000 - 16.499	129	19,153,033	1.85	10.203	551	75.54	355	35.36
16.500 - 16.999	89	15,492,272	1.49	10.691	541	72.93	355	19.92
17.000 - 17.499	38	6,506,059	0.63	11.196	536	67.10	355	29.10
17.500 - 17.999	43	6,862,802	0.66	11.739	541	61.23	355	61.20
18.000 - 18.499	19	2,557,112	0.25	12.203	533	63.86	355	42.11
18.500 - 18.999	2	359,212	0.03	12.733	517	51.61	356	100.00
19.500 - 19.999	1	89,633	0.01	13.950	546	65.00	356	0.00
20.000 - 20.499	1	69,949	0.01	14.100	532	50.00	356	0.00
Total/Weighted Average:	4,013	$1,037,750,272	100.00%	8.367%	622	80.05%	355	51.61%

Life Cap of the Mortgage Loans - ARM Loans
Life Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
3.000 - 3.499	1	$247,002	0.02%	9.450%	550	90.00%	356	100.00%
5.500 - 5.999	3	575,118	0.06	8.825	641	95.73	356	100.00
6.000 - 6.499	4,006	1,036,469,339	99.88	8.366	622	80.04	355	51.58
7.000 - 7.499	3	458,813	0.04	9.163	555	77.20	354	48.91
Total/Weighted Average:	4,013	$1,037,750,272	100.00%	8.367%	622	80.05%	355	51.61%

First Periodic Cap of the Mortgage Loans - ARM Loans
First Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
2.000 - 2.499	1,749	$465,454,556	44.85%	8.440%	618	79.87%	355	49.53%
3.000 - 3.499	2,264	572,295,716	55.15	8.307	625	80.20	356	53.31
Total/Weighted Average:	4,013	$1,037,750,272	100.00%	8.367%	622	80.05%	355	51.61%

Periodic Cap of the Mortgage Loans - ARM Loans
Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
1.000 - 1.499	1	$785,962	0.08%	8.600%	599	90.00%	355	100.00%
1.500 - 1.999	4,012	1,036,964,310	99.92	8.366	622	80.04	355	51.58
Total/Weighted Average:	4,013	$1,037,750,272	100.00%	8.367%	622	80.05%	355	51.61%

Next Rate Adjustment Date of the Mortgage Loans - ARM Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV (%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc (%)
September 2007	1	$246,070	0.02%	7.850%	568	90.00%	347	100.00%
December 2007	5	780,550	0.08	8.531	574	75.92	350	59.10
January 2008	15	4,094,596	0.39	8.639	607	81.46	351	34.72
February 2008	57	12,677,056	1.22	8.809	588	77.18	352	61.02
March 2008	146	36,507,940	3.52	8.724	602	79.14	353	49.94
April 2008	286	81,684,388	7.87	8.343	624	79.94	354	42.86
May 2008	973	253,795,095	24.46	8.401	619	80.42	355	52.90
June 2008	2,473	630,071,335	60.72	8.335	625	79.99	356	51.61
March 2009	2	730,738	0.07	8.097	603	80.96	353	100.00
April 2009	3	1,574,480	0.15	8.684	645	86.55	354	43.67
May 2009	15	4,778,468	0.46	8.178	626	80.72	355	65.23
June 2009	27	9,010,148	0.87	7.777	640	80.69	356	78.50
February 2011	1	50,338	0.00	10.200	670	90.00	352	100.00
March 2011	1	90,143	0.01	9.850	595	82.05	353	100.00
May 2011	3	427,115	0.04	8.776	568	63.37	355	56.64
June 2011	5	1,231,814	0.12	7.688	618	81.86	356	87.84
Total/Weighted Average:	4,013	$1,037,750,272	100.00%	8.367%	622	80.05%	355	51.61%